UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )
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MITEK SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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MITEK SYSTEMS, INC.
600 B STREET, SUITE 100
SAN DIEGO, CALIFORNIA 92101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 2, 2022
TO THE STOCKHOLDERS OF MITEK SYSTEMS, INC.
The annual meeting of stockholders of Mitek Systems, Inc. will be held at 9:00 a.m., local time, on Wednesday, March 2, 2022, at Mitek Systems, Inc. 600 B. Street. Suite 100, San Diego, California 92101, for the following purposes:

1	.
To elect the following eight directors to serve until our 2023 annual meeting of stockholders and until their respective successors have been elected and qualified: Scipio “Max” Carnecchia, Scott Carter, Rahul Gupta, James C. Hale, Bruce E. Hansen, Susan Repo, Kimberly S. Stevenson, and Donna C. Wells;

2	.	To approve the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000;

3	.	To ratify the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2022;

4	.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement accompanying this notice; and

5	.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this notice.
Our Board of Directors has fixed the close of business on January 12, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and all adjournments or postponements thereof. A list of these stockholders will be open to examination by any stockholder at the annual meeting and for ten days prior thereto during normal business hours at our executive offices located at 600 B Street, Suite 100, San Diego, California 92101. Enclosed for your convenience is a proxy card which may be used to vote your shares at the annual meeting. The proxy materials, including a proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, are available online at www.proxydocs.com/MITK.
You are invited to attend the annual meeting in person. Even if you expect to attend the annual meeting, it is important that you complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed return envelope (which is postage prepaid if mailed in the United States) in order to ensure that your shares are represented at the annual meeting. Even if you have voted by proxy, you may still revoke such proxy and vote in person if you attend the annual meeting. However, please note that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy card issued in your name from such record holder.

By Order of the Board of Directors

San Diego, California	Scipio “Max” Carnecchia
January 14, 2022	Chief Executive Officer

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1

PROPOSAL NO. 1 ELECTION OF DIRECTORS	6

PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 120,000,000	10

PROPOSAL NO. 3 RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13

PROPOSAL NO. 4 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	15

REPORT OF THE AUDIT COMMITTEE	16

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	17

INFORMATION REGARDING OUR EXECUTIVE OFFICERS	23

EXECUTIVE COMPENSATION	25

REPORT OF THE COMPENSATION COMMITTEE	43

GLOBAL IMPACT: ENVIRONMENT, SOCIAL AND GOVERNANCE	43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	45

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	47

HOUSEHOLDING OF PROXY MATERIALS	47

PROPOSALS OF STOCKHOLDERS	47

OTHER BUSINESS	48

ANNEX A—FORM OF CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF MITEK SYSTEMS, INC.	A-1

ANNEX B—PROXY CARD	B-1

MITEK SYSTEMS, INC.
600 B STREET, SUITE 100
SAN DIEGO, CALIFORNIA 92101

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 2, 2022
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this proxy statement (the “Proxy Statement”) and the enclosed proxy card because the Board of Directors (the “Board”) of Mitek Systems, Inc. (sometimes referred to as “we”, “us”, “our”, “Mitek” or the “Company”) is soliciting your proxy to vote at our 2022 annual meeting of stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.
We intend to mail this Proxy Statement and the accompanying materials to all stockholders of record entitled to vote at the Annual Meeting on or about January 31, 2022.
When and where will the Annual Meeting be held?
The Annual Meeting will be held at 9:00 a.m., local time, on Wednesday, March 2, 2022, at Mitek Systems, Inc. 600 B. Street. Suite 100, San Diego, California 92101.
Who can vote at the Annual Meeting and how many votes do I have?
Only stockholders of record at the close of business on January 12, 2022 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 44,235,734 shares of common stock outstanding and entitled to vote. With respect to each proposal to be voted upon at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the record date.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on January 12, 2022, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, NA, then you are the stockholder of record of these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone by following the instructions provided in the enclosed proxy card to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If at the close of business on January 12, 2022 your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Certain of these institutions offer the ability to direct your agent how to vote through the Internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting.
What am I voting on?
There are four matters scheduled for a vote at the Annual Meeting:
•Election of the eight nominees for director named in this Proxy Statement to serve until our 2023 annual meeting of stockholders and until their respective successors have been elected and qualified;

•To approve the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000;
•Ratification of the selection of Mayer Hoffman McCann P.C. (“Mayer Hoffman”) as our independent registered public accounting firm for the fiscal year ending September 30, 2022; and
•Approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement.
Will there be any other items of business on the agenda?
Other than the election of directors, the amendment to our Restated Certificate of Incorporation, the ratification of the selection of Mayer Hoffman as our independent registered public accounting firm, and the advisory vote on the compensation of our named executive officers, the Board knows of no other matters to be presented at the Annual Meeting.  If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•“For” each of the eight nominees for director named in this Proxy Statement;
•“For” the approval of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000;
•“For” the ratification of the selection of Mayer Hoffman as our independent registered public accounting firm for the fiscal year ending September 30, 2022; and
•“For” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement.
How do I vote?
With respect to the election of directors, you may either vote “for” any or all of the nominees proposed by the Board or you may “withhold” your vote for any or all of the nominees.  For each of the other matters to be voted on, you may vote “for” or “against” or abstain from voting.  The procedures for voting are described below, based upon the form of ownership of your shares.
Stockholder of Record: Shares Registered in Your Name
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy through the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:
•To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.
•To vote by proxy through the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided at the website.
•To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” using a touch-tone phone and follow the recorded instructions.
If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Standard Time on Tuesday, March 1, 2022, to be counted. If you are a stockholder of record and attend the Annual Meeting in person, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive and any previous proxy that you submitted, whether by mail, Internet or telephone, will be superseded by the vote that you cast in person at the Annual Meeting. If you have any questions regarding how to submit your proxy or vote your shares at the Annual Meeting, please call our Corporate Secretary at (619) 269-6800.
We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. To ensure that your vote is counted, simply complete, sign, date and mail the proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the Internet or by telephone. To vote in person at the Annual Meeting, you must obtain a proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials or contact your broker, bank or other agent to request a proxy card.
Who is paying for this proxy solicitation?
We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy materials. Proxies may be solicited personally, by mail, by telephone, by facsimile or by electronic mail by our directors, officers or other employees. Our directors, officers or other employees will not receive additional compensation for soliciting proxies. We may request that any person holding stock in their name for the benefit of others, such as a broker, bank or other agent, forward the proxy materials to such beneficial owners and request authority to execute the proxy. We will reimburse any such broker, bank or other agent for their expenses in connection therewith.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You may change your vote with respect to any proposal by revoking your proxy at any time prior to the commencement of voting with respect to such proposal at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:
•You may submit another properly completed proxy with a later date by mail, through the Internet or by telephone (your latest Internet or telephone instructions submitted prior to the deadline will be followed);
•You may send a written notice that you are revoking your proxy to our Corporate Secretary at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary by no later than the close of business on Tuesday, March 1, 2022; or
•You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held of record by a broker, bank or other agent, you must contact such record holder to revoke any prior voting instructions or obtain a proxy card issued in your name from such record holder in order to vote in person at the Annual Meeting. Following the commencement of voting with respect to a proposal, you may not revoke your proxy or otherwise change your vote with respect to such proposal.
Votes will be counted by the inspector of elections appointed for the Annual Meeting.
How are my shares voted if I give no specific instruction?
We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:
•“For” each of the eight nominees for director named in this Proxy Statement;
•“For” the approval of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000;
•“For” the ratification of the selection of Mayer Hoffman as our independent registered public accounting firm for the fiscal year ending September 30, 2022; and
•“For” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement.
This general authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, and you do not provide specific voting instructions, your shares will be voted as recommended by the Board.

If your shares are held of record by a broker, bank or other agent, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their clients or other beneficial owners in their discretion and for an explanation of broker non-votes.
What is a broker non-vote?
Under rules that govern brokers, banks and other agents that are record holders of company stock held in brokerage accounts for their clients who beneficially own the shares, such record holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Accordingly, a broker may submit a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote on non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”
What are the voting requirements that apply to the proposals discussed in this Proxy Statement?
The election of directors contemplated by Proposal No. 1 will be decided by a plurality of the votes cast. Accordingly, the eight director nominees receiving the highest number of votes will be elected. The approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000 contemplated by Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote either in person or by proxy at the Annual Meeting. The ratification of the selection of Mayer Hoffman as our independent registered public accounting firm contemplated by Proposal No. 3 and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers contemplated by Proposal No. 4 each require the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote either in person or by proxy at the Annual Meeting.
What is the effect of withhold authority votes, abstentions and broker non-votes?
Withhold Authority Votes: Shares subject to instructions to withhold authority to vote on the election of directors will not be voted. This will have no effect on Proposal No. 1—Election of Directors because, under plurality voting rules, the eight director nominees receiving the highest number of “for” votes will be elected.
Abstentions:  Under Delaware law (under which Mitek is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote “against”, Proposal No. 2 —approval of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000, Proposal No. 3—Ratification of the Selection of our Independent Registered Public Accounting Firm and Proposal No. 4—Approval, on an Advisory (Non-Binding) Basis, of the Compensation Paid to our Named Executive Officers. However, abstentions will have no effect on Proposal No. 1—Election of Directors because under the plurality voting rules, the eight director nominees receiving the highest number of “for” votes will be elected.
Broker Non-Votes:  Brokers, banks and other agents are not permitted to vote the uninstructed shares of their clients on a discretionary basis in the election of directors. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting with respect to “non-discretionary” matters, they will have no effect on the outcome of the vote on Proposal No. 1—Election of Directors.  Proposal No. 2 —approval of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000 and Proposal No. 3—Ratification of Independent Registered Public Accounting Firm should be considered routine or “discretionary” matters on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 2 and Proposal No. 3. Proposal No. 4—Approval, on an Advisory (Non-Binding) Basis, of the Compensation Paid to our Named Executive Officers, is considered a “non-discretionary” matter on which your broker, bank or other agent will not be able to vote on your behalf if it does not receive instructions from you and, therefore, there may be broker non-votes on Proposal No 4. If you hold your shares in street name and you do not instruct your broker, bank or other agent how to vote your shares on Proposal Nos. 1 and 4, no votes will be cast on your behalf on these proposals. Therefore, it is important that you indicate your vote on these proposals if you want your vote to be counted.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of our common stock outstanding on the record date are present either in person or by proxy at the Annual Meeting. At the close of business on January 12, 2022, the record date for the Annual Meeting, there were 44,235,734 shares of common stock outstanding. Thus, a total of 44,235,734 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 22,117,868 votes must be represented at the Annual Meeting either in person or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Votes withheld from a director nominee and abstentions will be counted as present for purposes of establishing the required quorum. Broker non-votes will be counted as present for purposes of establishing the required quorum.  If there is no quorum, the chairman of the meeting or a majority of the shares present in person or by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.
I have also received a copy of the Company’s Annual Report on Form 10-K. Is that a part of the proxy materials?
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2021, accompanies this Proxy Statement. This document constitutes our Annual Report to Stockholders and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Form 10-K is not incorporated into, and is not part of, this Proxy Statement and should not be considered proxy solicitation material.
How can I find out the results of the voting at the Annual Meeting?
Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Current Report on Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Current Report on Form 8-K are preliminary, we will subsequently amend the Current Report on Form 8-K to report the final voting results within four business days of the date that such results are known.
When are stockholder proposals due for next year’s annual meeting of stockholders?
Stockholders may submit proposals regarding matters appropriate for stockholder action for consideration at our next annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our second amended and restated bylaws (the “Bylaws”). To be considered for inclusion in the proxy materials for our 2023 annual meeting of stockholders, a stockholder proposal, including a proposal for the nomination of directors, must be submitted in writing no later than October 3, 2022 to our Corporate Secretary at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary. Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in our 2023 proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on December 2, 2022, nor earlier than November 2, 2022, subject to certain exceptions. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Background
Pursuant to our Bylaws, the Board currently has fixed the number of authorized directors at eight. The eight director nominees receiving the highest number of votes at the Annual Meeting will be elected to the Board, to serve until our next annual meeting of stockholders and until their successors have been duly elected and qualified.
Unless authorization to do so is withheld, it is intended that the persons named in this Proxy Statement will vote for the election of the eight director nominees proposed by the Board. All proposed directors have been recommended by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). If any of the director nominees should become unavailable for election prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees, if any, designated by the Board.

Specific Skills and Attributes to Be Represented on the Board

In consultation with our outside advisors, we have undertaken a review of the skills and attributes most critical for our Board of Directors to possess and evaluated each member of our current Board based on these qualities.

The areas in which each Board member is most equipped to provide leadership are noted in their individual biographies. It is important to note that not every Board member needs to be a leader in every area, nor does leadership in a larger number of areas make a Board member “better”; it is only critical that each quality is represented on our Board.

Skills and Attributes	Importance to Mitek
Industry knowledge	Mitek benefits from significant trends across several sectors including financial services, e-commerce, mobile, cellular, identity solutions and technology. Relevant industry expertise helps identify areas for growth or improvement as well as to craft the best business responses to market conditions.
Product marketing & sales	Mitek operates in competitive sectors and seeks to quickly launch and grow market share across its products. Product and marketing expertise helps in bringing new products to market & creating new markets as well as organizational design & delivery to achieve high revenue growth.
Strategic planning	Mitek operates in a highly dynamic field. Board members who have experience making strategic decisions for companies of various sizes, in various industries and at various stages in their development aid our continued high performance.
Technology leadership	The specific nature of Mitek’s businesses makes the ability to assess its technological competitiveness crucial.
Operational excellence	Strong management and a commitment to high performance are critical to maintaining and growing Mitek’s competitive position.
Human resources, compensation and succession planning	Mitek’s competitiveness depends on its ability to recruit and retain top-tier talent and to plan for its long-term needs.
Investor relations and fund-raising ability	The ability to explain Mitek’s story to the market is critical to maximizing stockholder value and ensuring the company has adequate access to capital.
Financial expertise	An understanding of Mitek’s financial position and outlook is essential to making informed strategic decisions for the Company.
Corporate governance leadership	Expertise in corporate governance supports assessment of the effectiveness of Mitek’s Board and proposing any necessary changes.
Mergers & acquisitions (M&A) experience	Ability to evaluate M&A opportunities is essential to delivering stockholder value.

Skills and Attributes	Importance to Mitek
Diverse perspective	Diversity in perspective, background and experience is critical to our ability to serve our customers, identify opportunities and address problems. A demonstrated commitment to diversity of backgrounds and experiences is crucial to our ability to attract and retain talent.
Global experience	Success in our industry requires constant expansion to new markets, and our Board members need to be equipped to evaluate the state of our business in global markets.
The following table includes the names and certain information about the nominees for director. All of the nominees named below have consented to being named herein and to serve on the Board, if elected.

Name	Age	Position
Scipio “Max” Carnecchia	58	Chief Executive Officer and Director
Scott Carter(4)	52	Director
Rahul Gupta(4)	62	Director
James C. “Jim” Hale(1)(2)	69	Director
Bruce Hansen (1)(3)	62	Chairman of the Board and Director
Susan J. Repo(1)	54	Director
Kimberly S. Stevenson(1)(2)	59	Director
Donna C. Wells(2)(3)	60	Director
(1)Member of the Audit Committee of the Board (the “Audit Committee”)
(2)Member of the Compensation Committee of the Board (the “Compensation Committee”)
(3)Member of the Nominating Committee
(4)Mr. Carter and Mr. Gupta were recommended by the Nominating Committee.

Scipio “Max” Carnecchia. Mr. Carnecchia has served as the Chief Executive Officer and as a director of Mitek since November 2018. From October 2017 until July 2018, Mr. Carnecchia served as the Chief Executive Officer and board member of Illuminate Education, Inc., the market-leading software as a services education platform. Prior to Illuminate, Mr. Carnecchia was the President and Chief Executive Officer of Accelrys, Inc., and has also served on the Accelrys board from 2009 until its acquisition in 2014 by Dassault Systemes. After the acquisition, Mr. Carnecchia continued to service as Chief Executive Officer of that business, which was renamed BIOVIA. Mr. Carnecchia previously served as President and Interim Chief Executive Officer of Interwoven, Inc., a content management software company, which was acquired by Autonomy Corporation plc in January 2009. Prior to joining Interwoven; Mr. Carnecchia served as Vice President of Global Sales of Xoriant Corporation, a software product development company, from April 2000 to January 2001, and as Vice President of Sales and Services of SmartDB Corporation, a provider of data integration toolkits for systems integrators and IT organizations, from September 1996 to February 2000. Mr. Carnecchia has demonstrated significant leadership skills in his Chief Executive Officer roles at Accelrys, Interwoven, BIOVIA and Illuminate Education, Inc. and as Vice President of Xoriant and SmartDB, and brings more than two decades of high technology experience to his position on the Board. During the past five years, Mr. Carnecchia has served as a member of the boards of directors of: Guidance Software, Inc., Agilysys, Inc., Accelrys, Inc., and DHI, Inc. Mr. Carnecchia holds a Bachelor of Engineering in Electrical Engineering from Stevens Institute of Technology. Mr. Carnecchia’s extensive knowledge of the industry in which we operate, as well as his unique role in the day-to-day operations of the Company as our Chief Executive Officer allows him to bring to the Board a broad understanding of the operational and strategic issues facing the Company.

Skills and attributes: Industry knowledge; product marketing and sales; strategic planning; technology leadership;
operational excellence; human resources; investor relations and fundraising ability; M&A experience; global experience

Scott Carter. Scott Carter is a director nominee and has served as a special advisor to our CEO and Board of Directors sharing his industry knowledge and assisting with product and market strategy since December 2020. From September 2014 to July 2018 he served as the Chief Executive Officer and previously Chief Operating Officer of ID Analytics, now LexisNexis, a provider of risk management solutions offering credit risk, consumer protection, risk identification, fraud detection, payment, and theft protection services. Since July 2021, Mr. Carter has also been an operating partner with Bryce Catalyst, an investment company with a focus on high growth sectors in cyber security, legal technology, and regulation technology. From May 2019 until December 2020, Mr. Carter served as the Chief Operating Officer and Advisor of Brain Corp, an artificial intelligence company which creates transformative core technology for the robotics industry. Mr. Carter previously served as our Chief Marketing Officer from July 2013 until September 2014. From January 2005 to June 2013, Mr. Carter served as Senior Vice President with Experian Decision Analytics, a consumer credit reporting company which sells decision analytic and marketing assistance to businesses. Mr. Carter is a member of the boards of directors of: Guardinex, Inc., Vital4, and LendingUSA. Mr. Carter has also advised various private equity firms on prospective acquisitions of SaaS, FinTech and data and AI enabled companies. Mr. Carter also served as the Chairman of the Board of Ubi Security, Inc. from July of 2018 through June of 2019. Mr. Carter earned a Bachelor of Arts from the University of Delaware and a Masters in Business Administration from the University of Delaware, Lerner College of Business. In addition he has completed further executive education at the Kellogg School at Northwestern University. Mr. Carter is a seasoned executive with a diverse range of experiences as a technology business leader, advisor and board member. Having held C-level positions for leading solution providers and previously in client-side industry roles, Mr. Carter has a uniquely 360-degree view and has a consistent track record of accelerating growth for organizations, utilizing client and market insight to inform strategy, corporate development product, technology, sales and marketing activities.

Skills and attributes: Industry knowledge, product marketing & sales, strategic planning, technology leadership, operational excellence, human resources, compensation and succession planning, financial expertise, and corporate governance leadership, and global experience.

Rahul Gupta. Rahul Gupta is a director nominee. From January 2017 to March 2019, Mr. Gupta served as CEO of RevSpring, a high-growth technology services organization that provides intelligent financial engagement and payment solutions to 2,000 leading healthcare providers. Mr. Gupta also previously served as Group President, Billing and Payments at Fiserv, from November 2014 to December 2016, and as Group President, Digital Payments, at Fiserv from December 2006 to November 2014. Mr. Gupta is a current board member at Amount, Exact Payments, SavvyMoney, and Capital Good Fund and a former board member after successful exits at Cardtronics (CATM), Zego/PayLease, and nContracts. Additionally, he is an advisor at NYCA, a venture capital fund, the following private equity funds: Platform Partners, Water Street, and StoicLane, as well as several fintech companies. He is an Ambassador for the University of Southern California (“USC", a member of USC Provost Associates, and a mentor to multiple startup teams at the Viterbi School of Engineering. Mr. Gupta graduated Magna Cum Laude with a Masters of Business Administration from Indiana University and holds a Bachelor of Arts in Commerce from Delhi University as well as a CPA certification from India. Mr. Gupta is well qualified to serve on our Board of Directors due to his over 35 years of experience in the financial services and fintech industries having served in a variety of capacities at the board and executive levels.

Skills and attributes: Industry knowledge, product marketing & sales, strategic planning, technology leadership, investor relations and fund-raising, financial expertise, M&A experience, and global experience.
James C. Hale.  Mr. Hale has served as a director since November 2014. Prior to joining the Board, Mr. Hale served on our advisory board from September 2012 until November 2014. Mr. Hale has launched and grown multiple businesses that leveraged his vision of the evolving financial services marketplace, knowledge of emerging financial technologies, and global network at top financial service companies built over several decades in commercial and investment banking. Since 2011, Mr. Hale has been advising growth companies as a consultant at Columbus Strategic Advisors, LLC, a firm he co-founded. In 1998, Mr. Hale co-founded and served as Senior Managing Member and Chief Executive Officer of Financial Technology Ventures, now FTV Capital, an investment firm specializing in venture capital and private growth equity investments in financial technology companies worldwide, where he is currently a Partner Emeritus. From 1982 to 1998, Mr. Hale was with BancAmerica Securities (formerly Montgomery Securities) where he was the Senior Managing Partner and Head of the Financial Services Group, a practice that he founded. From 2015, Mr. Hale has served as a director and risk committee chairman of ACI Worldwide (NASDAQ: ACIW), a global software company, and as a director of Visual Edge Technology, a national provider of office technology solutions. From 2014, Mr. Hale has served as a director and audit committee chairman of Bank of Marin Bancorp (NASDAQ: BMRC), an independent commercial and retail bank in Northern California. Mr. Hale was a director of ExlService Holdings, Inc. (NASDAQ: EXLS), a business process outsourcing company, from 2001 to 2009 and a director and board chairman of Official Payments (NASDAQ: OPAY), a global electronic payments software company, from 2010 to 2014. In addition, Mr. Hale was a director of the State Bank of India (California), a California state chartered bank, and Public Radio International, a media company, among other private company boards. He holds a Bachelor of Science in Finance and Accounting from the University of California, Berkeley, an MBA from Harvard Business School, and is a Certified Public Accountant (inactive). Mr. Hale is well qualified to serve on our Board of Directors due to his 35 years of management experience in the banking, payments, financial services and technology industries, and expertise and experience as a corporate director and board chairman of other public and private companies.

Skills and attributes: Industry knowledge; strategic planning; technology leadership; investor relations and fundraising ability; financial expertise; corporate governance leadership; M&A experience; global experience

Bruce E. Hansen.  Mr. Hansen has served as a director since October 2012, as our lead independent director from March 2016 until September 2018, and as our Chairman since September 2018. From August 2018 until the hiring of our new Chief Executive Officer in November 2018, Mr. Hansen served as our Principal Executive Officer. From October 2010 until October 2012 he served as a member of our advisory board. In 2002, he cofounded ID Analytics Inc., a consumer risk management company, and served as its Chairman and Chief Executive Officer from its inception until it was acquired by LifeLock, Inc. in March 2012. Prior to founding ID Analytics, he was President at HNC Software Inc., a global provider of analytic software solutions for financial services, telecommunications and healthcare firms, from 2000 to 2002. Mr. Hansen’s previous experience also includes the role of Chief

Executive Officer of the Center for Adaptive Systems Applications and executive roles at CitiCorp (now CitiGroup), Automatic Data Processing (ADP) and Chase Manhattan Bank (now JP Morgan Chase). He currently serves as a member of the board of directors of Verisk Analytics, GDS Link, LLC, and RevSpring, Inc. Mr. Hansen previously served on the board of directors for Performant Financial Corporation, a provider of technology-enabled recovery and related analytics services, from April 2013 to July 2019. Mr. Hansen holds a Bachelor of Arts in Economics from Harvard University and a Masters in Business Administration from the University of Chicago. As a proven leader with decades of analytics industry experience ranging from concept-stage companies to established financial services companies, Mr. Hansen brings to the Board a unique perspective, and an expansive knowledge base and domain expertise in the fields of identity verification and big data systems. The Board believes that Mr. Hansen’s experience as both a key executive and director will enable him to contribute to the Board with respect to both general governance matters and industry-specific operations.

Skills and attributes: Industry knowledge; product marketing and sales, strategic planning; technology leadership; operational excellence; human resources, compensation and succession planning; investor relations and fundraising ability; financial expertise; corporate governance leadership; M&A experience; global experience

Susan J. Repo. Ms. Repo has served as a director since June 2021. Since February 2021 she has served as Chief Financial Officer of ICEYE, a Finnish micro satellite manufacturer. From 2013 to 2018, Ms. Repo held various positions at Tesla, an electric vehicle manufacturer, most recently serving as Corporate Treasurer and Vice President Finance. From 2019 to 2020, Ms. Repo served as the Chief Operating Officer of MariaDB Corporation, an open source storage company. In 2019, Ms. Repo served as the Chief Executive Officer and Chief Operating Officer of DriveOn, an automotive fintech company, and in 2018, Ms. Repo served as the Chief Financial Officer of Topia, a talent mobility platform. From 2007 to 2013, she served as Senior Director of International Tax at Juniper Networks, Inc., a multinational corporation that develops and markets networking products, including routers, switches, network management software, network security products, and software-defined networking technology. Ms. Repo currently serves on the board of directors of: GM Financial Bank, a member of the General Motors subsidiaries, and Call2Recycle, Inc., the largest battery stewardship and recycling organization in North America, where she chairs the audit & technology committee. Ms. Repo holds a Bachelor of Science in Business Administration and Finance from the University of Southern California and a JD from the Chicago-Kent College of Law, at the Illinois Institute of Technology University and a Masters of Law from Stanford Law School. The Board believes her diverse experiences in the technology industry make her well qualified to serve on the Board.

Skills and attributes: Financial expertise, corporate governance leadership, M&A experience, strategic planning, global experience, operational excellence, investor relations and fundraising abilities, human resources, compensation and succession planning, technology leadership, and diverse perspective.

Kimberly S. Stevenson. Ms. Stevenson has been a director since November 2020. She currently serves as senior vice president and general manager of the Foundational Data Services Business Unit at NetApp, Inc., a publicly traded provider of cloud data services. Previously, Ms. Stevenson served as senior vice president and general manager of data center products and solutions for Lenovo, a multinational technology company, from March 2017 to October 2018. From September 2009 to February 2017, she served as a corporate vice president at Intel Corporation, holding various positions including chief operating officer for the client and internet of things businesses and systems architecture group from September 2016 to February 2017, chief information officer from February 2012 to August 2016, and general manager, IT operations and services, from September 2009 to January 2012. Prior to joining Intel, Ms. Stevenson spent seven years at the former Electronic Data Systems, now DXC Technology, with responsibility for global development and delivery of enterprise services. She also spent more than 17 years at IBM in various finance and operational roles. Ms. Stevenson currently serves as a director of Boston Private Financial Holdings (Nasdaq: BPFH) a bank holding company, and Skyworks Solutions, Inc. (Nasdaq: SWKS), both publicly traded companies. She previously held board positions with Riverbed Technology, a publicly traded hardware and software developer (prior to its being taken private in 2015), Cloudera, a private enterprise software company, and the National Center for Women and Information Technology, a non-profit organization. Ms. Stevenson holds a Bachelor of Science in Accounting and Business Management from Northeastern University and an MBA from Cornell.

Skills and attributes: Industry knowledge; product marketing and sales; strategic planning; technology leadership; operational excellence; financial expertise; corporate governance leadership; diverse perspective; global experience
Donna C. Wells. Ms. Wells has served as a director since November 2019. Prior to joining our Board, she served on our advisory board from September 2017 until November 2019. Ms. Wells is a serial entrepreneur, an experienced board director, and an innovator in the financial services, FinTech and cloud software industries. She is currently CEO of Valencia Ventures, a private company that provides strategic consulting and corporate governance services. From 2010-2017, Ms. Wells served as Board Director, President and CEO of Mindflash Technologies, Inc., an innovative venture-backed enterprise software startup that built a corporate training platform for businesses. In that capacity, she led the company from SaaS product launch to market leadership and to recognition as a Top 50 Small US Company to Work for by Fortune. Prior to her role at Mindflash, Ms. Wells was CMO at Mint Software, Inc. from 2007-2009. There, she led the growth strategy for this breakthrough, mobile personal finance software company from product launch to the company’s acquisition by Intuit. Prior to Mint, Ms. Wells had a 20-year career in strategic marketing with The American

Express Company and The Charles Schwab Corporation and led marketing for two Fortune 500 companies, Intuit and the Expedia Group. She currently serves as a Board Member at Walker & Dunlop, a leading CRE Finance company, CWT Travel Holdings, Inc., one of the largest global business travel management companies worldwide, and the FinTech “Unicorn” Betterment. She was previously a director at Boston Private Financial Holdings, Inc, a bank holding company, from 2014 to 2018 and Apex Technology Acquisition Corporation, a special purpose acquisition company, from 2019 to 2021. In September 2019, Ms. Wells was appointed by the Center for Entrepreneurial Studies at the Stanford University Graduate School of Business as a Lecturer in Management. In September 2021, she was named Board Director of the Year by the Women in Information Technology organization. She holds an MBA from Stanford University and a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania. The Board believes Ms. Wells is well qualified to serve as a director due to her wealth of experience in the FinTech and cloud software industries.

Skills and attributes: Industry knowledge; product marketing and sales; strategic planning; technology leadership; operational excellence; financial expertise; diverse perspective
None of our directors or director nominees has any family relationships with any of our other directors or executive officers. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION TO THE BOARD OF THE DIRECTOR NOMINEES DISCUSSED IN THIS PROPOSAL NO. 1.
PROPOSAL NO. 2
APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 120,000,000
Background
Our restated certificate of incorporation (the “Restated Certificate”) currently authorizes us to issue a total of 60,000,000 shares of common stock and 1,000,000 shares of preferred stock. On January 6, 2022, the Board unanimously approved an amendment to the Restated Certificate to authorize an additional 60,000,000 shares of common stock (the “Amendment”), subject to stockholder approval. The Board has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the General Corporation Law of the State of Delaware, hereby seeks approval of the Amendment by our stockholders.
Proposed Amendment
The Board is proposing the Amendment, in substantially the form attached hereto as Appendix A, to increase the number of authorized shares of our common stock from 60,000,000 shares to 120,000,000 shares, which would in turn increase the total number of shares of all classes of Company capital stock from 61,000,000 to 121,000,000. Of the 60,000,000 shares of common stock currently authorized by the Restated Certificate and as of the Record Date, 44,235,734 shares of common stock are issued and outstanding, 4,762,677 shares are reserved for issuance upon exercise of outstanding options and settlement of outstanding restricted stock units and 2,327,745 shares are reserved for future issuance under existing equity incentive plans. Therefore, we are currently limited to the issuance of 8,673,847 shares of common stock.
There are no shares of preferred stock currently outstanding and no changes to the Restated Certificate are being proposed with respect to the number of authorized shares of preferred stock. Other than the proposed increase in the number of authorized shares of common stock, the Amendment is not intended to modify the rights of existing stockholders in any material respect.
Reasons for the Amendment
The Board believes the Amendment is advisable and in the best interests of the Company and our stockholders to make available for future issuance a sufficient number of authorized shares of common stock to (i) give us appropriate flexibility to issue shares for future corporate needs and (ii) allow us to reserve sufficient shares for the potential settlement of the 2026 Convertible Notes (as defined below) and the related warrant transactions (the “Warrant Transactions”) in shares of common stock.
The additional authorized shares would provide us with increased financing and capital raising flexibility and could be used for other business and financial purposes that the Board deems are in the Company’s best interest, including the acquisition of other companies, businesses or products in exchange for common stock, attraction and retention of employees through the issuance of additional securities under our equity incentive plans, and implementation of stock splits and issuance of dividends in the future. Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital, should the need arise, and may lose important business opportunities, including to competitors, which could adversely affect our financial performance and growth.
The additional authorized shares of common stock would enable us to act quickly in response to capital raising and other corporate opportunities that may arise (as described above), in most cases without the necessity of holding a special stockholders’ meeting and obtaining further stockholder approval before the issuance of common stock could proceed, except as may be required by applicable law or the rules of The NASDAQ Stock Market, LLC (“NASDAQ”) or any other stock exchange on which our securities may be listed.
In addition to the flexibility afforded by the increase in authorized shares discussed above, the authorized share increase would also allow us to reserve shares for the potential settlement of the 2026 Convertible Notes in shares of common stock instead of cash. In February 2021, we issued $155.25 million aggregate principal amount of 0.75% convertible notes due 2026 (the “2026 Convertible Notes”) and concurrently entered into privately-negotiated convertible senior note hedge and Warrant Transactions. We agreed to settle conversions solely in cash in respect of any conversion of 2026 Convertible Notes unless and until we receive the approval of our stockholders to increase the number of authorized but unissued shares of our common stock that are not reserved for other purposes and reserve such amount of shares of our common stock for future issuance as required pursuant to the indenture that governs the 2026 Convertible Notes (the “Share Increase Approval”).
Under the Warrant Transactions, we have agreed to use our good faith and reasonable efforts to obtain the Share Increase Approval in order to increase the number of authorized shares of our common stock to an amount sufficient to deliver up to the maximum number of shares (as may be adjusted pursuant to the terms thereof) pursuant to the Warrant Transactions.
Other than issuances pursuant to equity incentive plans, as of the date of this Proxy Statement, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of common stock that would be authorized pursuant to this proposal and there are no negotiations pending with respect to the issuance thereof for any purpose. However, we review and evaluate potential capital raising activities, transactions and other corporate opportunities on an ongoing basis to determine if any such actions would be in the best interests of the Company and our stockholders.
Rights of Additional Authorized Shares
The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Stockholders do not have preemptive rights with respect to our common stock. Therefore, should the Board determine to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.
Potential Effects of the Amendment
The increase in the number of authorized shares of common stock will not have any immediate effect on the rights of our existing stockholders. The Board will have the authority to issue the additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or NASDAQ Marketplace Rules or any other stock exchange on which our securities may be listed. The issuance of additional shares of common stock will decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their common stock, and, depending on the price at which the additional shares are issued, may also be dilutive to the earnings per share of our common stock.
Although we have no immediate plans to do so, we could use the additional authorized shares of common stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions would be consummated on favorable terms or at all, that they would enhance stockholder value or that they would not adversely affect our business or the trading price of our common stock. Any such transactions may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.
The authorization of additional shares of common stock could also have an anti-takeover effect, in that the additional shares could be issued to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of our common stock in a private transaction to purchasers who would oppose a takeover attempt or favor our current Board. Although this proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations and not by any current or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by the Company to oppose changes in control of the Company and to perpetuate our then-current management, including the opposition of transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.
Effectiveness of the Amendment and Required Vote

If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting. If the Amendment is not approved by our stockholders, the Restated Certificate will not be amended and the number of authorized shares of common stock will remain unchanged.

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Amendment. As a result, abstentions will have the effect of a vote “AGAINST” this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 120,000,000.

PROPOSAL NO. 3
RATIFICATION OF THE SELECTION OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected the firm of Mayer Hoffman, independent certified public accountants, to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2022. Representatives of Mayer Hoffman are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions. Substantially all of Mayer Hoffman’s personnel, who work under the control of Mayer Hoffman shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc., which provides personnel and various services to Mayer Hoffman in an alternative practice structure.
Neither our governing documents nor applicable laws require stockholder ratification of the selection of Mayer Hoffman as our independent registered public accounting firm. However, the Board is submitting the selection of Mayer Hoffman to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection of Mayer Hoffman, the Audit Committee will reconsider whether or not to retain Mayer Hoffman. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Independent Registered Public Accounting Firm Fee Information
The following table sets forth the aggregate fees billed by Mayer Hoffman for the services indicated for the fiscal years ended September 30, 2021 and 2020. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended September 30, 2021	Fiscal Year Ended September 30, 2020
Audit Fees(1)	$1,147,893	$609,213
Audit-Related Fees(2)	56,325	75,528
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,204,218	$684,741
(1)This category represents fees paid to Mayer Hoffman for (i) the audit of our annual financial statements for the fiscal years ended September 30, 2021 and 2020 included in our annual reports on Form 10-K; (ii) the review of our unaudited interim period financial statements for the fiscal years ended September 30, 2021 and 2020 included in our quarterly reports on Form 10-Q; (iii) the audit of our internal control over financial reporting for the fiscal year ended September 30, 2021; and (iv) the services that are normally provided by Mayer Hoffman in connection with statutory and regulatory filings or engagements.
(2)This category represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards.
Pre-Approval Policies
The Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under these policies and procedures, prior to the engagement of the independent registered public accounting firm for pre-approved services, requests or applications for the independent registered public accounting firm to provide services must be submitted to the Audit Committee and must include a detailed description of the services to be rendered. Our Chief Financial Officer and the independent registered public accounting firm must ensure that the independent registered public accounting firm is not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee’s pre-approval, and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent registered public accounting firm and the related fees.
Each request or application must include:
•a recommendation by our Chief Financial Officer as to whether the Audit Committee should approve the request or application; and

•a joint statement of our Chief Financial Officer and the independent registered public accounting firm as to whether, in their view, the request or application is consistent with the SEC’s requirements for auditor independence of the Public Company Accounting Oversight Board (the “PCAOB”).
The Audit Committee also will not permit the independent registered public accounting firm to be engaged to provide any services to the extent that the SEC has prohibited the provision of those services by an independent registered public accounting firm, which generally include:
•bookkeeping or other services related to accounting records or financial statements;
•financial information systems design and implementation;
•appraisal or valuation services, fairness opinions or contribution-in-kind reports;
•actuarial services;
•internal audit outsourcing services;
•management functions;
•human resources;
•broker-dealer, investment adviser or investment banking services;
•legal services;
•expert services unrelated to the audit; and
•any service that the PCAOB determines is not permissible.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 TO RATIFY THE SELECTION OF MAYER HOFFMAN TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022.

PROPOSAL NO. 4
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders the opportunity to vote on an advisory (non-binding) resolution, commonly known as a “say-on-pay” resolution, to approve the compensation of our named executive officers as described in this Proxy Statement in the section titled “Executive Compensation,” beginning on page 25, the compensation tables beginning on page 28 and any related narrative discussion contained in this Proxy Statement.  This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
Our executive compensation program is designed to optimize our ability to attract, reward and retain the executive leadership required to execute our business strategy in direct alignment with the interests of our stockholders. This is accomplished through utilizing an appropriate, market competitive mix of short and long term compensation components that allow balanced leveraging of fixed and at-risk variable cash and equity compensation components. These components include annual base salaries, performance-based annual incentive plans along with inducement and ongoing time and performance-based equity grants. Compensation levels are determined and applied relative to location, role, level of contribution and related performance criteria. Under these programs, our executive officers are rewarded for the achievement of specific financial and business goals which are intended to result in increased stockholder value. Accordingly, Mitek triangulates compensation levels and mix at the time of hiring and on an ongoing basis based upon competitive market data, value of the role to the business, and relative individual performance contribution. Using both internal and external compensation data and advisory services to guide Mitek relative to the regulatory and competitive landscape of our competitive market and proxy peer groups within the technology sector to ensure alignment of compensation and rewards with our greatest opportunities and desired business outcomes. Please read the section below entitled “Executive Compensation” for additional details about our executive compensation programs, including information regarding the 2021 fiscal year compensation of our named executive officers.
We believe that the compensation of our named executive officers for the 2021 fiscal year was appropriate and reasonable and that our compensation policies and procedures are sound and support the best interests of our company and our stockholders.  Additionally, we believe that our compensation policies and procedures are effective in aligning the executives’ long-term interests with those of our stockholders.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Mitek Systems, Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, compensation tables and narrative discussion in the Proxy Statement.”
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.  As an advisory vote, the outcome of the vote on this proposal is not binding upon us.  However, the Board, with input from the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

At our 2017 annual meeting of stockholders, we held an advisory (non-binding) stockholder vote on the frequency of future advisory (non-binding) shareholder votes to approve the compensation of our named executive officers. Our stockholders expressed a preference that future advisory (non-binding) stockholder votes to approve the compensation of our named executive officers be held every year with 49% of votes cast in favor of annual votes and 47% cast in favor of a vote every three years. In light of such preference the Board determined to hold an advisory (non-binding) vote to approve the compensation of our named executive officers every year. The next advisory (non-binding) vote to approve the frequency of the compensation of our named executive officers will be held at our 2023 annual meeting of stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 4 FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.
As described in its charter, the Audit Committee meets with the independent auditors and our officers or other personnel responsible for our financial reports. The Audit Committee is responsible for reviewing with the auditors the scope and the results of the audit. The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Among other matters, the Audit Committee considers and selects a certified public accounting firm as our independent auditor. The Audit Committee held four meetings during the 2021 fiscal year.
In accordance with rules adopted by the SEC, the Audit Committee states that:
•The Audit Committee has reviewed and discussed with management our audited financial statements for the 2021 fiscal year.
•The Audit Committee has discussed with Mayer Hoffman McCann P.C., our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
•The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed with Mayer Hoffman McCann P.C. its independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, for filing with the SEC.
Audit Committee
James C. Hale
William K. “Bill” Aulet
Susan J. Repo
Kimberly S. Stevenson
This foregoing Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
General
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the charters of the committees of the Board and our Standards of Business Conduct described below may be viewed on our Internet website at www.miteksystems.com under “Company—Investor Site.” You may also request a copy of any of these documents free of charge by writing to our Corporate Secretary at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary.
Director Independence
The Board is responsible for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board of directors. The Board consults with our legal counsel to ensure that the Board’s determinations regarding the independence of our directors are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director (or former director, as applicable), or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has determined that all of our director nominees and directors other than Mr. Carnecchia (who is employed as an executive officer of the Company) are independent, in each case as defined in NASDAQ Listing Rule 5605(a)(2). In addition, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership.
Meetings of the Board
The Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the 2021 fiscal year, the Board met nine times and acted by unanimous written consent five times. No director attended fewer than 75% of the aggregate number of meetings held by the Board during the 2021 fiscal year.
Executive Sessions
As required under applicable NASDAQ listing standards, our independent directors periodically meet in executive session at which only they are present.
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage all of our directors to attend. All of our directors from the director nominees discussed in Proposal No. 1 above who were directors at the time attended (either in person or via telephone) our 2021 annual meeting of stockholders.
Board Leadership Structure
Currently, the leadership structure of the Board is such that our Chairman and Chief Executive Officer positions are separate with Mr. Hansen, a member of the Board since October 2012, serving as the Chairman of the Board and Mr. Carnecchia serving as our Chief Executive Officer. The Board believes that the current structure, providing for the separation of the role of the Chairman and the Chief Executive Officer is appropriate at this time because it allocates the oversight of the business among the directors and the executive officers so that our Chief Executive Officer, who reports to our directors, can focus on the day-to-day business operations, and our Chairman, who has extensive experience leading the Company both as a director, lead independent director and recently as interim Principal Executive Officer, and other directors can oversee the activities of the Chief Executive Officer, other executive officers and the business as a whole. While the Board believes the current structure is appropriate at this time and provides the most effective leadership for the Company, the Board retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Chairman of the Board should be combined or separated and whether an independent director should serve as Chairman. This flexibility permits the Board to organize its functions and conduct its business in a manner it deems most effective and in the best interest of the Company and its stockholders in then prevailing circumstances.
Board’s Role in Risk Oversight

The Board is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. The Board, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of the Board, which oversee risks inherent in their respective areas of responsibility, reporting to the Board regularly and involving the Board in their performance of risk oversight, as necessary. For example, the Audit Committee oversees our financial exposure and financial reporting related risks and the Compensation Committee oversees risks related to our compensation programs and practices. The Board, as a whole, directly oversees our strategic and business risk, including, among other items, product development risk and cybersecurity risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe the Board’s leadership structure supports its role in risk oversight, with our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer responsible for assessing and managing risks facing the Company day-to-day and the members of our Board providing oversight of such risk management.
Information Regarding Board Committees
The Board has established standing Audit, Compensation, and Nominating and Corporate Governance Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The three committees operate under written charters adopted by the Board, each of which is available on our Internet website at www.miteksystems.com under “Investors.” The following table sets forth the number of meetings held and actions taken by written consent during the 2021 fiscal year for each of the committees of the Board and current membership for each of the committees of the Board. No member of the Board attended fewer than 75% of the aggregate number of board and committee meetings on which such board member served during the 2021 fiscal year.

	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
Employee Director:
Scipio “Max” Carnecchia	—		—		—
Non-Employee Directors:
William K. “Bill” Aulet	X		X		0
James C. Hale	X	(1)	-		X
Bruce E. Hansen	0		X	(1)	0
Alex W. “Pete” Hart	0		0		X	(1)
Susan J. Repo	X		0		0
Kimberly S. Stevenson	X		0		X
Donna C. Wells	0		X		X
Total meetings in the 2021 fiscal year	4		4		4
Total actions by written consent in the 2021 fiscal year	0		0		0
(1)Committee chairperson.
Audit Committee
We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(a) of the Exchange Act. The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements, monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and reviewing the independence and performance of our independent registered public accountants. The current members of the Audit Committee are Messrs. Aulet and Hale and Mses. Repo and Stevenson. The Board has determined that Mr. Hale is an “audit committee financial expert” in accordance with applicable SEC rules. Each of the members of the Audit Committee is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.
Compensation Committee
The Compensation Committee reviews executive compensation, establishes executive compensation levels, recommends employee compensation programs, administers our incentive plans, and monitors the Company’s compliance with applicable SEC rules and NASDAQ listing standards. The current members of the Compensation Committee are Messrs. Hale and Hart and Mses. Stevenson and Wells, each of whom is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.

Nominating and Corporate Governance Committee
The Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the composition and structure of the Board, establishing criteria for Board membership and corporate policies relating to the recruitment of Board members, and establishing, implementing and monitoring policies and processes regarding principles of corporate governance. The current members of the Nominating Committee are Messrs. Aulet and Hansen and Ms. Wells, each of whom is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.

Board Diversity

The Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board and takes diversity considerations into account when identifying candidates.

The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of January 12, 2022)
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Asian	1	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	-	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Consideration of Director Nominees
Director Qualifications
When evaluating nominees for election as directors (including all persons recommended by stockholders to become nominees for election as directors), the Nominating Committee takes into account: (i) all factors the Committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge; and (ii) the following minimum qualifications:
•the highest personal and professional ethics, integrity and values and sound business judgment;
•a background that demonstrates significant accomplishment in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;
•relevant expertise and experience and an ability to offer advice and guidance to our chief executive officer based on such expertise and experience;
•independence from any particular constituency and an ability to be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and
•sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business;
The Nominating Committee retains the right to modify these criteria from time to time.
    Diversity

Consistent with its proactive evaluation of director performance, skills and attributes, the Board is committed to a policy of inclusiveness and actively seeks out highly qualified diverse candidates (including age, race, gender, sexual orientation, and ethnicity) to include in the pool from which director nominees are chosen. These diversity characteristics are, and will continue to be, a priority for the Nominating and Governance Committee and the Board in our director nomination process because we believe it is important for the Board’s composition to appropriately reflect the diversity of our Company, shareholders, workforce, customers and communities. The composition of our director nominees reflects these ongoing efforts and the importance of differentiating personal characteristics and diversity among our directors.
Stockholder Nominations
The Nominating Committee will consider director candidates recommended by our stockholders of record. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not a candidate was recommended by a stockholder of record. Stockholders of record who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation and timely notice in accordance with our Bylaws to the Nominating and Corporate Governance Committee at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary not later than the close of business on December 2, 2022 nor earlier than November 2, 2022; provided, however, that if the date of our next annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.
Each written recommendation must set forth, among other information:
•the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•the class, series and number of shares of common stock of the Company, and any convertible securities of the Company, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•any option, warrant, convertible security, SAR, or similar right with an exercise or conversion privilege or settlement payment at a price related to any class or series of shares of the Company or with a value derived from the value of any class or series of shares of the Company, directly or indirectly, owned beneficially by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•any proxy, agreement, arrangement, understanding, or relationship pursuant to which such stockholder of record and any beneficial owner on whose behalf the nomination is being made has or shares a right to vote any shares of any security of any class or series of the Company;
•any short interest in any security of the Company held by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•the proposed director candidate’s name, age, business address and residential address;
•complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;
•the class and number of shares of common stock of the Company that are beneficially owned by the proposed director candidate and any convertible securities of the Company that are beneficially owned by the director candidate as of the date of the written recommendation;
•a completed and signed questionnaire, representation and agreement from the director candidate, as further described in our Bylaws; and
•any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.
Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as a director if so elected. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to director nominations. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above and more fully set forth in our Bylaws, the Secretary will provide the foregoing information to the Nominating Committee.
Evaluating Nominees for Director
Our Nominating Committee considers director candidates that are suggested by members of the committee, other members of the Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth above. The Nominating Committee may, in the future, also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating Committee, but to date it has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating Committee evaluates all nominees for director under the same approach whether they are recommended by stockholders or other sources.
The Nominating Committee reviews candidates for director nominees in the context of the current composition of the Board and committees of the Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the committees of the Board and the Company, to maintain a balance of knowledge, experience, diversity and capability. In addition, the Nominating Committee seeks candidates with significant experience in the Company’s targeted markets. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Board, the committees of the Board and the Company during their respective terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will also determine whether the nominee meets the minimum director qualifications set forth above, has at least the same level of education and experience as the Company’s then-current directors, and whether such nominee is independent for NASDAQ purposes, which determination will be based upon applicable NASDAQ listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.
The Nominating Committee will evaluate each proposed director’s candidacy, including proposed candidates recommended by security holders and recommend whether the Board should nominate such proposed director candidate for election by our stockholders.
Code of Ethics
We have adopted a Code of Ethics (entitled “Code of Business Conduct”) that applies to all of our executive officers and employees, and directors. Our Code of Business Conduct is posted on the Investor Relations section of our website under the heading Corporate Governance which can be found at: https://investors.miteksystems.com.
Any amendments or waiver of our Code of Business Conduct pertaining to a Board member or one of our executive officers will be disclosed on our website at the above-referenced address.
Stockholder Communications to the Board
Stockholders may contact an individual director, the Board as a group or a specified committee or group of directors, including the non-employee directors as a group, at the following address: Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Board of Directors. Additionally, stockholders may contact the Board by sending an email addressed to the Board to ir@miteksystems.com. Additional information and contact details may be found on our website at: www.miteksystems.com. We will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics or request general information about the Company.
Members of our Board, our executive management and our investor relations teams regularly interact with our stockholders to discuss a variety of topics including, but not limited to, operations of the business, industry developments, competition, management compensation, legal topics and risks to the company. The Company interacts with our stockholders via telephone calls and in-person meetings at investor conferences, in non-deal road shows, and meetings at the Company’s headquarters. During our 2021 fiscal year, we estimate that we interacted with investors representing over 61% of the institutional ownership.
Certain Relationships and Related Party Transactions
Since October 1, 2019 we have not entered into any transactions or series of transactions, and we are not currently considering any proposed transaction or series of transactions, in which the amount involved in the transaction or series of transactions exceeds the lesser of $120,000 or 1% of our average total assets at fiscal year-end, and in which any of our directors, executive officers or persons who we know beneficially held more than five percent of any class of our common stock, including their immediate family members, had or will have a direct or indirect material interest.
Procedures for Approving Related Party Transactions
Under its charter, the Audit Committee is charged with reviewing and approving all potential related party transactions. All such related party transactions are then required to be reported under applicable SEC rules. Other than as may be required by the Audit Committee’s charter, we have not adopted additional procedures for review of, or standards for approval of, related party transactions but instead review such transactions on a case-by-case basis.
Non-Employee Director Compensation
For the 2021 fiscal year, our non-employee directors were compensated on a retainer-based model. We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board and committee meetings. Members of the Board who are also employees of the Company receive no compensation for their services as a director. Our non-employee directors are also eligible to participate in the Mitek Systems, Inc. Directors Deferral Plan (the “Deferral Plan”) pursuant to which they may make an irrevocable election to defer a portion of their equity pay, subject to rules and minimum and/or maximum deferrals set forth in the

Deferral Plan.
The following table sets forth summary information concerning compensation paid or accrued for services rendered to us by members of the Board in their capacities as such, for the fiscal year ended September 30, 2021:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards (3)(4)	All Other Compensation ($)	Total Compensation ($)
William K. “Bill” Aulet	$40,000	$162,016	$—	$202,016
James C. Hale	$52,500	$162,016	$—	$214,516
Bruce E. Hansen	$110,000	$162,016	$—	$272,016
Alex W. “Pete” Hart	$45,208	$162,016	$—	$207,224
Susan J. Repo (5)	$12,637	$93,752	$—	$106,389
Kimberly S. Stevenson (6)	$36,413	$162,016	$—	$198,429
Jane Thompson (7)	$23,750	$37,010	$—	$60,760
Donna C. Wells	$40,000	$162,016	$—	$202,016
(1)Scipio Maximus Carnecchia, a director, our Chief Executive Officer and named executive officer, is not included in this table as he was an employee of the Company and therefore received no compensation for his service as a director. Mr. Carnecchia’s compensation is included in the “Summary Compensation Table” below. Ms. Stevenson was appointed to the Board on November 3, 2020 and therefore is not included in the table or corresponding footnotes.
(2)Except as noted, this amount reflects an annual retainer of $40,000, which is paid on a quarterly basis. The amount for (a) Mr. Hale includes an additional $12,500 for his role as chair of the Audit Committee, (b) Mr. Hansen includes an additional $65,000 for his role as Chairman of the Board and an additional $5,000 for his role as chair of the Nominating & Governance Committee, (c) Mr. Hart contains an additional $5,208 for his role as chair of the Compensation Committee for part of fiscal 2021, (d) Ms. Thompson contains an additional $3,750 for her role as chair of the Compensation Committee for part of fiscal 2021.
(3)The amounts shown under the “Stock Awards” column represent the aggregate grant date fair value of stock options and restricted stock units granted to each non-employee director computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation— Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 6 to our financial statements included in our Form 10-K filed with the SEC on December 13, 2021.
(4)As of September 30, 2021, our non-employee directors held restricted stock units for the following number of shares of our common stock: Mr. Aulet—72,391; Mr. Hale—72,391; Mr. Hansen—72,391; Mr. Hart—72,391; Ms. Repo—5,473; Ms. Stevenson—10,698; Ms. Thompson—zero; and Ms. Wells—28,084. As of September 30, 2021, Mr. Hale held stock options to purchase 40,000 shares of our common stock.
(5)Ms. Repo was appointed to the Board on June 8, 2021 and as such the fees paid to her were pro-rated.
(6)Ms. Stevenson was appointed to the Board on November 3, 2020 and as such the fees paid to her were pro-rated.
(7)Ms. Thompson was not re-appointed to the Board effective March 3, 2021 and as such the fees paid to her were pro-rated.
Director Stock Ownership Requirements

The Board has stock ownership requirements designed to further link the interests of our Board with that of our stockholders. These requirements provide that each of our independent directors must have equity positions in the Company with a value equal to five times his or her annual retainer amount. Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the independent director, are included in determining each director’s equity position. Each independent director has five years to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until the director achieves his or her prescribed ownership level. As of the end of the 2021 fiscal year, all directors who have served on the Board for five years or more were in compliance with this policy.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS
The officers of the Company serve at the pleasure of the Board. The following table includes the names and certain information about our current executive officers:

Name	Age	Position
Scipio “Max” Carnecchia	58	Chief Executive Officer and Director
Frank Teruel	56	Chief Financial Officer
Michael E. Diamond	57	Senior Vice President, General Manager—Payments
Jason L. Gray	51	Chief Legal Officer and Chief Compliance Officer
Stephen J. Ritter	52	Chief Technology Officer

Scipio “Max” Carnecchia. Mr. Carnecchia has served as the Chief Executive Officer and as a director of Mitek since November 2018. From October 2017 until July 2018, Mr. Carnecchia served as the Chief Executive Officer and board member of Illuminate Education, Inc., the market-leading software as a services education platform. Prior to Illuminate, Mr. Carnecchia was the President and Chief Executive Officer of Accelrys, Inc., and has also served on the Accelrys board from 2009 until its acquisition in 2014 by Dassault Systemes. After the acquisition, Mr. Carnecchia continued to service as Chief Executive Officer of that business, which was renamed BIOVIA. Mr. Carnecchia previously served as President and Interim Chief Executive Officer of Interwoven, Inc., a content management software company, which was acquired by Autonomy Corporation plc in January 2009. Prior to joining Interwoven; Mr. Carnecchia served as Vice President of Global Sales of Xoriant Corporation, a software product development company, from April 2000 to January 2001, and as Vice President of Sales and Services of SmartDB Corporation, a provider of data integration toolkits for systems integrators and IT organizations, from September 1996 to February 2000. Mr. Carnecchia has demonstrated significant leadership skills in his Chief Executive Officer roles at Accelrys, Interwoven, BIOVIA and Illuminate Education, Inc. and as Vice President of Xoriant and SmartDB, and brings more than two decades of high technology experience to his position on the Board. During the past five years, Mr. Carnecchia has served as a member of the boards of directors of: Guidance Software, Inc., Agilysys, Inc., Accelrys, Inc., and DHI, Inc. Mr. Carnecchia holds a Bachelor of Engineering in Electrical Engineering from Stevens Institute of Technology. Mr. Carnecchia’s extensive knowledge of the industry in which we operate, as well as his unique role in the day-to-day operations of the Company as our Chief Executive Officer allows him to bring to the Board a broad understanding of the operational and strategic issues facing the Company.

Frank Teruel. Mr. Teruel has served as the Chief Financial Officer and Senior Vice President of Mitek since July 2021. From June 2019 to July 2021, Mr. Teruel served as the Chief Operating Officer of Adara, a predictive intelligence company. From March 2012 to May 2019, Mr. Teruel served first as the Chief Financial Officer and then, after its acquisition by LexisNexis Risk Solutions, as Senior Vice President and General Manager of ThreatMetrix Inc., a market leader in digital identities and fraud prevention. From August 2008 to October 2011, Mr. Teruel served as the Chief Operating Officer of LightPost Holdings, a publishing, licensing, and media company and from April 2004 to August 2008, Mr. Teruel served as the Chief Financial Officer of Vormetic Inc., a data security, encryption, and access control company. Prior to Vormetric, Mr. Teruel served in various executive roles primarily in software and technology companies and as a Manager at PricewaterhouseCoopers. Since January 2012, Mr. Teruel has served as an Adjunct in the MBA program at Santa Clara University’s Leavey School of Business. Mr. Teruel holds an MBA from Liberty University, a BSc in Business Administration from Bob Jones University, and is a CPA.
Michael E. Diamond.  Mr. Diamond has served as our Senior Vice President, General Manager—Digital Banking since January 2016 and previously served as our Chief Revenue Officer from September 2013 to January 2016 and as our Senior Vice President, Sales and Business Development from June 2012 through September 2013. Prior to joining Mitek, from March 2008 to June 2012, Mr. Diamond served as Senior Vice President, Business Development, at Obopay Corporation, a global mobile payments company. From July 2004 to March 2008, he served as a Business Unit Executive at IBM Corporation. From January 2001 to July 2004, Mr. Diamond served as Vice President, Business and Corporate Development, at Alphablox Corporation, a provider of software for web-based enterprise analytics, and was directly involved in shaping and driving Alphablox’s acquisition by IBM Corporation. From November 1999 to January 2001, Mr. Diamond served in various roles, including Senior Vice President Business Development/General Manager, Latin America and Japan, at S1 Corporation, an online financial services technology provider. From March 1996 to November 1999, Mr. Diamond served in various management roles, including as Director, Channel Sales, at Edify Corporation, a provider of interactive voice response and online financial services software. Mr. Diamond earned a B.B.A. with an emphasis in international business from St. Norbert College.
Jason L. Gray. Mr. Gray has served as our Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary since November 2018. From March 2016 until November 2018 Mr. Gray served as Chief Administrative Officer, General Counsel, and Corporate Secretary. Prior to joining Mitek, in July 2014 Mr. Gray founded and ran Gradient Legal, Inc. a provider of outsourced general counsel services to small and mid-market technology companies and advisory services to private equity and venture capital funds. From May 2013 through July 2014, Mr. Gray was a Senior Vice President and General Counsel for Accelerys, Inc., a publicly traded software company that was sold to Dassault Systems in 2014. From November 2002 until May 2013, Mr. Gray was the Senior Vice President of Strategic Development and General Counsel for Mitchell International. From 1999 through November 2002, Mr. Gray was a Vice President and General Counsel for Netratings, Inc. From 1997 through 1999 Mr. Gray was an attorney with Wilson, Sonsini, Goodrich & Rosati. Mr. Gray currently serves on the board of directors of OneLegacy. Mr. Gray received his J. D. from the University of Michigan Law School in 1995 and bachelor degrees in Economics and German from Andrews University in 1992.
Stephen Ritter.  Mr. Ritter has served as our Chief Technology Officer since February 2016. Prior to joining Mitek, from June 2014 to February 2016 Mr. Ritter served as Chief Technology Officer for deep learning startup Emotient, acquired by Apple in January 2016. From September 2013 through June 2014, Mr. Ritter was Chief Technology Officer for cloud-based genomics startup Cypher Genomics which was acquired by Human Longevity Incorporated. Mr. Ritter served as Vice President Engineering for Websense, a web, data and email security company, from June 2011 through August 2013. From April 2006 through June 2011, Mr. Ritter was Senior Director of Engineering for McAfee/Intel. Mr. Ritter joined McAfee as a result of the acquisition of security startup Preventsys where he served as Vice President of Engineering from November 2002 through April 2006. From January 2000 through October 2002 Mr. Ritter was Principal Architect for Medunite. Prior to joining Medunite, Mr. Ritter served as Senior Professional Services Engineer for Persistence Software. Persistence Software acquired Orbisys, where Mr. Ritter was Founder and Vice President of Engineering from January 1996 through January 1998. Between 1993 and 1996 Mr. Ritter was a Software Engineer for Titan Corporation; prior to that from 1992 through 1993 Mr. Ritter was a Scientific Programmer at the Computational Neurobiology Lab at the Salk Institute. Mr. Ritter received a B.S. in Cognitive Science with an emphasis in Computer Science from the University of California San Diego in 1992 and is an inventor on nine patents.
None of our executive officers has any family relationships with any of our other executive officers or directors. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers for the fiscal year ended September 30, 2021 should be read together with the compensation tables and related disclosures set forth below.
Company Highlights
Our financial and operational performance for the fiscal year ended September 30, 2021 reflected our continued efforts to increase our top-line performance and cash flows. Our 2021 fiscal year highlights include:
•Revenues for the fiscal year ended September 30, 2021 were $119.8 million, an increase of 18% compared to revenues of $101.3 million for the fiscal year ended September 30, 2020.
•Net income was $7.9 million, or $0.18 per share, for the fiscal year ended September 30, 2021, compared to a net income of $7.8 million, or $0.19 per share, for the fiscal year ended September 30, 2020.
•Cash provided by operating activities was $37.3 million for the fiscal year ended September 30, 2021, compared to $24.1 million for the fiscal year ended September 30, 2020.
•During fiscal 2021 the total number of financial institutions licensing our technology exceeded 7,500. All of the top 10 U.S. retail banks, and nearly all of the top 50 U.S. retail banks utilize our technology.
•We added new patents to our portfolio during fiscal year 2021, bringing our total number of issued patents to 77 as of September 30, 2021. In addition, we have 18 patent applications as of September 30, 2021.
•The one-year total stockholder return (TSR) growth for Mitek was 45.21% which outperformed our Global Industry Classification Standard (GICS) peer group (code 4510) return of 35.63% as well as the Russell 3000 index TSR growth of 30.06%. Over a five-year time period, the Company also outperformed its Russell 3000 peers. The five-year TSR growth for Mitek was 123.16%, which outperformed the Russell 3000 index TSR growth of 99.26%.
Named Executive Officers
For the fiscal year ended September 30, 2021, the named executive officers were:
•Scipio “Max” Carnecchia, our Chief Executive Officer (“CEO”);
•Frank Teruel, our current Chief Financial Officer (“CFO”)
•Jeffrey C. Davison, our former Chief Financial Officer (“former CFO”);
•Michael E. Diamond, our Senior Vice President, General Manager—Digital Banking (“GM”);
•Stephen J. Ritter, our Chief Technology Officer (“CTO”); and
•Jason L. Gray, our Chief Legal Officer (“CLO”) and Chief Compliance Officer.
Compensation Philosophy and Objectives
Our compensation philosophy is built upon the principles of pay for performance, shared ownership and alignment with the long-term interests of our stockholders. We believe that every aspect of our compensation programs, including the mix of short-term and long-term cash and equity incentive awards, should enhance the Company’s ability to maximize stockholder value over time. Our specific objectives consistent with that philosophy are to:
•align our executive officers’ compensation with our business objectives and the interests of our stockholders;
•foster a goal-oriented, highly motivated management team whose participants have a clear understanding of our business objectives and shared corporate values; and
•enable us to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment.
To meet these objectives the Compensation Committee has designed a compensation program that combines “fixed” forms of compensation including base salaries and certain other benefits with “at-risk” forms of compensation including performance-based annual incentives and long-term equity incentive awards. At-risk forms of compensation are based upon the achievement of corporate and individual goals established by the Compensation Committee. While our objectives guide the development of our compensation programs, we may alter our programs and practices according to the evolving needs of the Company within the constraints of any agreements in place with individual employees.

Consideration of 2021 Stockholder Advisory Vote
At our 2021 annual meeting of stockholders, our stockholders cast an advisory vote on the Company’s executive compensation decisions and policies, as disclosed in the proxy statement issued by the Company in January 2021, pursuant to Item 402 of Regulation S-K (commonly known as the “say-on-pay vote”). Our stockholders approved the compensation of our executive officers, with approximately 97% of shares cast voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2021, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial, operational and strategic goals in alignment with our overall goal of increasing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation program.
Process for Establishing Compensation
Role of the Compensation Committee and Executive Officers
The current members of the Compensation Committee are Messrs. Hart (Chairman) and Hale and Ms. Stevenson and Ms. Wells. Each of these individuals qualifies as (i) an “independent director” under the requirements of NASDAQ listing rules, (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. The Compensation Committee is responsible for monitoring the performance and compensation of our named executive officers, reviewing compensation plans and administering our incentive plans.
The Compensation Committee operates under a written charter and is responsible for annually recommending, reviewing and approving (or recommending for the Board to approve) the amount and form of compensation of our CEO and our other executive officers. In so doing, the Compensation Committee considers recommendations from our CEO in determining executive compensation. Specifically, our CEO recommends base salary increases, annual cash incentive opportunities, and equity award levels for executives other than himself and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. The Compensation Committee has and exercises the ability to materially increase or decrease the compensation amounts recommended by our CEO. Our CEO is also involved in our executive compensation process by providing input on the performance criteria applicable to other executives. Our Compensation Committee regularly meets in executive session, with our CEO not in attendance, where decisions are made regarding his compensation.
The Compensation Committee also considers the input of our compensation consultant. For the 2021 fiscal year, the Compensation Committee selected the consulting firm Frederic W. Cook & Company, Inc. (“F.W. Cook” or the “Compensation Consultant”) as our Compensation Consultant (see below under the heading “Role of the Compensation Consultant”). The Compensation Committee has again selected the consulting firm of F.W. Cook as our compensation consultant for fiscal year 2022. Although the Compensation Committee considers the input of our CEO and Compensation Consultant, it is not bound by such recommendations. The Compensation Committee’s determinations with respect to the CEO and NEOs compensation are submitted to the Board for final approval.
Role of the Compensation Consultant
The Compensation Committee has assessed the independence of the Compensation Consultant and determined that no conflict of interest exists under the rules established by the SEC. The Compensation Committee reviews the independence of its advisors annually.
In designing compensation programs and determining compensation levels for our named executive officers for the 2021 fiscal year, the Compensation Committee retained the services of the Compensation Consultant to formulate a report and make recommendations regarding our compensation programs and executive compensation levels. The Chairman of the Compensation Committee worked directly with the Compensation Consultant to determine the scope of the work needed to advise the Compensation Committee in its decision-making processes. The Compensation Consultant provided the Compensation Committee with benchmark comparative data for our named executive officers with respect to base salaries, target and actual total cash compensation levels, long-term incentive values, and total direct compensation.

In making compensation decisions for the 2021 fiscal year, the Compensation Committee compared each element of total direct compensation against a peer group of 18 publicly traded, technology companies with an emphasis on application software companies or well as internet services and infrastructure companies with which the Compensation Committee believes we compete for executive talent. We collectively refer to this group as the “Compensation Peer Group.” The pay data for this group was analyzed by the Compensation Consultant using each company’s recent public filings. This Compensation Peer Group was used, when available, for our named executive officers. We generally select Peer Group companies with broadly similar revenues and 12-month trailing market capitalizations. For the fiscal year 2021, the specific criteria utilized were: (i) annual revenues between $20 million and $300 million; (ii) market capitalizations between $100 million to $1.0 billion; (iii) headquartered in major metropolitan areas (reflecting similar cost of living as the Company); and (iv) with broadly similar equity valuation relative to revenues. The following is a list of the 18 companies comprising our Compensation Peer Group for the 2021 fiscal year:

Agilysys, Inc.	Digimarc Corporation	Model N, Inc.
American Software, Inc.	Digital Turbine	OneSpan
Asure Software, Inc.	eGain Corporation	Telenav, Inc.
Benefitfocus*	Limelight Networks	The Meet Group, Inc.
Brightcove, Inc.	Majesco*	Upland Software, Inc.
ChannelAdvisor Corp.	MobileIron	Zix Corp

 * Designates additions to our peer group for fiscal 2021 versus fiscal 2020

The Compensation Committee used the peer group data provided by the Compensation Consultant to make an initial determination of the competitiveness of total direct compensation for each executive. Our Compensation Committee makes adjustments, down or up, from such market-based information based on its assessment of contribution and retention risk for each executive.
Components of Executive Compensation
The Company’s executive compensation program consists of the following elements:
•base salary;
•annual cash incentives;
•equity-based incentives;
•other benefits; and
•severance and change of control plans.
Base Salary
We provide a base salary to our named executive officers to compensate them for services rendered on a day-to-day basis during the fiscal year. Base salaries will typically reflect the experience, skills, knowledge and responsibilities of each named executive officer in keeping with competitive market practice.
The initial base salaries of our executive officers are established through arm’s length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience and prior salary level. Thereafter, salary reviews are typically performed annually in conjunction with performance reviews. As necessary or appropriate, the Compensation Committee reviews and recommends adjustments to the base salaries of our executive officers to the Board.
The Compensation Committee typically targets named executive officers’ salaries at the median level of salaries of executives with similar roles at comparable companies, however other factors may lead to salaries that are higher or lower than the median. The Compensation Committee believes that the median for base salaries is generally the minimum cash compensation level that would allow us to attract and retain talented executives.
For fiscal year 2021, Messrs. Diamond and Ritter received increases of approximately 3.0% and 2.6% of their respective base salaries consistent with market trends and practices. The Company held the base salaries of Messrs. Carnecchia, Davison, and Gray at their fiscal year 2020 levels as this component of compensation was deemed appropriate relative to competitive market levels. The following table summarizes the base salaries of our named executive officers for the fiscal years ending September 30, 2020 and

September 30, 2021:

Named Executive Officer	2020 Base Salary	Increase for 2021	2021 Base Salary
Scipio Maximus Carnecchia	$450,000	—%	$450,000
Frank Teruel	$—	N/A	$360,000	(1)
Jeffrey C. Davison	$343,500	—%	$343,500	(2)
Michael E. Diamond	$296,000	3.0%	$305,000
Jason L. Gray	$317,500	—%	$317,500
Stephen J. Ritter	$292,438	2.6%	$300,012
(1) Reflects the annualized base salary of Mr. Teruel. Mr. Teruel was appointed to his position as CFO in July 2021, and accordingly, the cash salary actually paid to him was less than the annualized base salary reflected herein.
(2) Reflects annualized base salary of Mr. Davison. Mr. Davison separated from the Company effective June 30, 2021, and accordingly, the cash salary actually paid to him was less than the annualized base salary reflected herein.

Annual Cash Incentive
Our annual cash incentive plan is one of the key components of the “at-risk” compensation we offer to our executives. We utilize our annual cash incentive plan to reward performance achievements with a time horizon of one year or less. Our plan is intended to motivate and reward our executives for their contributions toward meeting longer-term corporate financial and strategic goals aligned with the interests of our stockholders.
In developing our annual cash incentive plan, the Compensation Committee sets targets which it believes reflect the business opportunity within our industry and are consistent with achieving our short and long-term goals. The target achievement levels are based on the Board-approved operating plan, which reflects the Company’s target performance for the upcoming fiscal year and are calibrated such that they are challenging enough to require strong and consistent efforts by the executives in order to be achieved.
 In December 2020, based upon the recommendation of the Compensation Committee, the Board approved the Company’s executive cash incentive program for the fiscal year ending September 30, 2021 (the “2021 Cash Incentive Plan”). Pursuant to the terms of the 2021 Cash Incentive Plan, the Company’s executives were eligible to receive cash incentives based upon the achievement of certain corporate and individual performance goals during the 2021 fiscal year.
The Compensation Committee reviewed each executive’s target as a percentage of their base salary. As part of this review, the target for our CEO remained at 100% of his annualized salary, the target for our former CFO Jeffrey Davison and CTO remained at 60% of their respective annualized salaries, and the targets for our GM and CLO remained at 50% of their respective annualized salaries. For our CEO, the 2021 Cash Incentive Plan provided that up to 80% of the incentive would be based upon the Company’s revenue and 20% would be based on non-GAAP net income performance. For our CFO, CLO, GM and CTO the 2021 Cash Incentive Plan provided that up to 80% of the incentive would be based upon the Company’s revenue and 20% would be based on non-GAAP net income performance. The maximum incentive payable to each executive under the 2021 Cash Incentive Plan was 200% of their respective targets.
Following the end of the 2021 fiscal year, the Compensation Committee assessed the Company’s performance against the corporate performance components and determined that the Company had achieved $119.8 million in revenue and $34.2 million of non-GAAP net income resulting in achievement or 103.7% of its revenue plan of $115.5 million and 104.9% of its non-GAAP net income plan of $32.6 million. The Compensation Committee awarded the following annual incentive amounts, which amounts were paid in November 2021:

Named Executive Officer	2021 Cash Incentive Target (as a percentage of base salary)	2021 Cash Incentive Target (base * target %) (1)	2021 Actual Cash Incentive
Scipio Maximus Carnecchia	100%	$450,000	$724,500
Frank Teruel(2)	50%	180,000	60,915
Jeffrey C. Davison	60%	206,100	154,575
Michael E. Diamond	50%	152,500	173,316
Jason L. Gray	50%	158,750	255,826
Stephen J. Ritter	60%	180,007	290,082
(1)Reflects the annualized incentive target of the named executive officer.

(2)Mr. Teruel was not a participant in the 2021 Cash Incentive Plan, and accordingly, did not have a 2021 bonus target set forth under the 2021 Cash Incentive Plan. The bonus target, as a percentage of base salary, was determined by the Board, based on the recommendations of the Compensation Committee, consistent with the bonus targets assigned to participants in the 2021 Cash Incentive Plan based on Mr. Teruel’s role with the Company.
Equity-Based Incentives
Our long-term equity incentives are another key component of our “at-risk” compensation and are intended to reward longer-term performance and further align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our executive officers through the use of equity incentives.
The Company’s current equity-based incentive practice is to grant a combination of time-based RSUs and performance-based RSUs (“PSUs”) to its executives with 50% of the grant value designated as RSUs and 50% of the grant value designated as PSUs. Equity incentives are granted to our executive officers under the Mitek Systems, Inc. 2020 Incentive Plan (the “2020 Plan”). RSUs granted under the 2020 Plan may be issued in consideration of the recipient’s past or future services performed for the Company. RSUs generally vest over a period of four years from the date of grant and PSU’s generally vest in equal annual installments over a period of three years from the date of grant (each such year, a “Performance Period”) if the Company meets annual performance criteria for the applicable Performance Period. The annual performance criteria for each annual Performance Period is tied to whether the percentage increase in the value of our common stock meets or exceeds the percentage increase in the value of the Russell 2000 Index during such Performance Period. In order to make a determination as to whether the annual performance criteria is met, the Company reviews a hypothetical investment in both our common stock and the Russell 2000 Index with a purchase price equal to the average closing price of each for the 20-trading days immediately preceding the start of the applicable Performance Period. At the end of the applicable Performance Period, the value of the hypothetical investments is determined by assuming the sale of each based on the average closing price of each from the immediately preceding 20-trading days. The percentage change is determined by comparing the increase in value to the starting investment. Additionally, a portion of the PSUs may vest during a later Performance Period if the cumulative percentage increase in value of our common stock measured over the current and all previous Performance Periods exceeds the cumulative percentage increase in value of the Russell 2000 Index.
Typically, the size and form of the initial equity awards for our executive officers are established through arm’s length negotiation at the time the individual executive officer is hired. In order to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, the Compensation Committee considers, among other things, the prospective role and responsibility, the competitive market for similar positions, and the amount of equity-based compensation which may have been forfeited by the executive officer at his or her former employer. Thereafter, the Compensation Committee reviews the equity holdings of our executive officers annually and recommends to the Board the grant of equity awards.
The following table sets forth the number of equity awards granted during the fiscal year ended September 30, 2021:

Named Executive Officer	Restricted Stock Units(1)	Performance-based Restricted Stock Units(2)
Scipio Maximus Carnecchia	84,460	112,332
Frank Teruel	65,971	—
Michael E. Diamond	14,781	19,658
Jason L. Gray	13,408	17,833
Stephen J. Ritter	12,669	16,850
(1) The RSUs will vest over a period of four years with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments.
(2) The PSUs will vest in equal annual installments over a period of three years from the date of grant should certain performance metrics be achieved during the applicable Performance Period.

Other Benefits
We maintain a 401(k) plan that allows participating employees to contribute a percentage of their salary on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Internal Revenue Service Code and subject to annual limits. The Company made matching contributions to the plan for the previous five years ending December 31st. The Company intends to make matching contributions to the plan for the calendar year ended December 31, 2021.

In addition, we provide health, dental, vision and life and long-term disability insurance benefits to all full-time employees, including our named executive officers. We believe these benefits are competitive with the benefits of companies with which we compete for employees.
Severance and Change of Control Plans
The Compensation Committee provides our executives with severance and change of control protection when it determines that such protection is necessary to attract or retain an executive. Under the terms of their respective executive severance and change of control plans, each named executive officer is entitled to receive certain severance payments and benefits in the event that he is terminated without cause or resigns for good reason and/or is terminated in connection with a change of control of the Company, subject in all cases to certain conditions. The severance payments and benefits that are payable under these plans are further described below in the section entitled “Potential Payments Upon Termination or Change of Control.”
Executive Compensation for the 2022 Fiscal Year
Components of Executive Compensation
Base Salary. Based on input from the Compensation Consultant relative to competitive market levels, the Compensation Committee recommended and the Board approved increases in the base salaries for some of our named executive officers for the 2022 fiscal year. Messrs. Carnecchia, Diamond and Ritter received increases of 3.0%. The base salaries of Messrs. Teruel and Gray remained unchanged from their 2021 levels as this component of compensation was deemed appropriate. The following table summarizes the base salaries of our named executive officers for the fiscal years ending September 30, 2021 and 2022:

Named Executive Officer	2021 Base Salary	Increase for 2021	2022 Base Salary(1)
Scipio Maximus Carnecchia	$450,000	3.0%	$463,500
Frank Teruel	$360,000	—%	$360,000
Jeffrey C. Davison	$343,500	—%	$343,500
Michael E. Diamond	$305,000	3.0%	$314,150
Jason L. Gray	$317,500	—%	$317,500
Stephen J. Ritter	$300,012	3.0%	$309,000
(1) These base salaries were effective beginning January 1, 2022.

Annual Cash Incentive. In January 2022, the Board, based upon the recommendation of the Compensation Committee, approved the Company’s executive cash incentive program for the fiscal year ending September 30, 2022 (the “2022 Cash Incentive Plan”). Pursuant to the terms of the 2022 Cash Incentive Plan, the Company’s executive officers will be eligible to receive cash incentives based upon the achievement of certain corporate and individual performance goals during the 2022 fiscal year. These incentives are designed to attract, motivate, retain and reward the Company’s executives. Under the 2022 Plan, our CEO has an incentive target at plan equal to 100% of his annualized salary; our CTO each has an incentive target at plan equal to 60% of his annualized salary; and our CFO, GM and CLO have incentive targets at plan of 50% of their annualized salaries. The incentive target for each named executive officer is based upon achievement of two financial metrics (revenue and non-GAAP operating income margin). The maximum incentive payable to each executive under the 2022 Cash Incentive Plan is 200% of their respective targets.

Equity-Based Incentives. On November 26, 2021, the Board, based upon the recommendation of the Compensation Committee, approved the following grants of performance-based restricted stock units (the “performance-based RSUs”) for the fiscal year ending September 30, 2022: Mr. Carnecchia—157,327, shares; Mr. Teruel—6,490 shares; Mr. Diamond—27,533 shares; and Mr. Ritter—23,599 shares. The performance-based RSUs vest in equal annual installments over a period of three years from the date of grant should certain performance metrics be achieved. The performance-based RSUs will vest an additional 33% based on over-achievement of the aforementioned performance metrics. In addition, on November 26, 2021, the Board, based on recommendation of the Compensation Committee, approved the following grants of time-based restricted stock units (the “time-based RSUs”) for the fiscal year ended September 30, 2022: Mr. Carnecchia—117,995 shares; Mr. Teruel—4,868 shares; Mr. Diamond—20,649 shares; and Mr. Ritter—17,700 shares. The time-based RSUs will vest in equal installments over a period of four years from the date of grant.

Tax Considerations
Section 162(m) of the Code. Section 162(m) of the Code generally places a $1,000,000 limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the Tax Cuts and Jobs Act of 2017, performance-based compensation paid to our “covered employees,” such as annual cash incentives and performance-based RSUs, was generally excluded from this $1,000,000 deduction limit. As a result of changes in the tax law, this previously-available exclusion for performance-based compensation is generally no longer available after 2018. The Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, including the impact of these tax law changes. However, the Compensation Committee retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company.
Risks Related to Compensation Policies and Practices
The Compensation Committee has considered whether the Company’s overall compensation program for its employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long and short-term compensation incentives that we believe are properly weighted and the uniformity of compensation policies across the Company, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits.
Hedging and Pledging Prohibition
As part of our insider trading policy, our executives and directors (including their respective spouses, persons living in their households, minor children and entities over which such persons exercise control) are prohibited from short selling and buying or selling puts, calls or other derivative securities on our securities, and from engaging in hedging, forward sale and other similar derivative transactions of our securities. In addition, our executives and directors are prohibited from holding our securities in a margin account or pledging our securities as collateral for loans.

Clawback Policy

Our 2020 Plan provides that all incentive compensation issued pursuant to the 2020 Plan is subject to recoupment as required by law or if the Board determines that the award was predicated on achievement of certain financial results that were the subject of a material financial restatement, the participant engaged in fraud or misconduct that caused the material financial restatement, and a lower granting, vesting or payment of such award would have occurred. This policy applies to all participants (including executives) and covers all Awards granted under the 2020 Plan (including cash awards).

Summary Compensation Table
The following table sets forth certain information regarding the compensation earned by each of our named executive officers during the fiscal years ended September 30, 2021, 2020 and 2019:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total Compensation ($)
Scipio Maximus Carnecchia	2021	450,000		—		2,283,961	—	724,500	2,580		3,461,041
Chief Executive	2020	450,000		—		376,307	—	514,980	2,187		1,343,474
Officer	2019	407,386	(4)	—		900,011	3,340,106	330,000	2,910		4,980,413
Frank Teruel Chief Financial Officer	2021	73,636	(4)	60,915	(5)	1,200,012	—	—	231		1,334,794
Jeffrey C. Davison	2021	257,625	(6)	—		—	—	154,575	375,048	(6)	787,248
Former Chief	2020	343,500		—		306,707	—	235,049	8,009		893,265
Financial Officer	2019	335,000		—		200,004	200,000	201,000	3,906		939,910
Michael E. Diamond	2021	302,750		—		399,698	—	173,316	1,080		876,844
General Manager	2020	296,000		—		394,340	—	176,188	3,413		869,941
	2019	288,565		—		300,001	300,002	145,437	2,314		1,036,319
Jason L. Gray	2021	317,500		—		362,582	—	255,826	2,580		938,488
Chief Legal	2020	317,500		—		284,807	—	181,048	1,801		785,156
Officer	2019	310,000		—		387,505	150,001	147,250	3,541		998,297
Stephen J. Ritter	2021	298,119		—		342,596	—	290,082	1,080		931,877
Chief Technology	2020	292,438		—		219,086	—	200,108	1,645		713,277
Officer	2019	292,438		—		150,005	150,001	163,180	1,132		756,756
(1)The amounts shown under the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value of RSUs (including Senior Executive Performance RSUs) and option awards, respectively, granted to each named executive officer in the year indicated, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 6 to our financial statements included in our Form 10-K filed with the SEC on December 13, 2021. As of January 14, 2020, the performance period for our Senior Executive Performance RSUs ended and the Company’s stock performance during the performance period did not result in the vesting of any Senior Executive Performance RSUs.
(2)The amounts shown under the Non-Equity Incentive Plan Compensation column represent annual cash bonuses earned pursuant to the Company’s cash incentive plans that were in effect for the applicable year.
(3)Represents group term life insurance and long-term disability premiums and wellness benefits paid on behalf of our named executive officers in the fiscal years ended September 30, 2021, 2020, and 2019, unless otherwise noted.
(4)Represents the portion of the named executive officer’s base salary earned during the portion of the 2021 and 2019 fiscal years during which the named executive officer commenced his employment with the Company (November 2018, in the case of Mr. Carnecchia and July 2021, in the case of Mr. Teruel).
(5)Represents a discretionary bonus of $60,915 with respect to the named executive officer’s service to the Company during the 2021 fiscal year. The named executive officer joined the Company during the 2021 fiscal year, and thus was not a participant in the 2021 Cash Incentive Plan, but was awarded this discretionary bonus by the Board, based on recommendations of the Compensation Committee, consistent with the targets and criteria set forth in the 2021 Cash Incentive Plan, pro-rated to reflect the portion of the year during which the named executive officer served in his position.
(6)Mr. Davison’s compensation represents his Salary and Non-Equity Plan Incentive Compensation which were pro-rated based on his separation date. Mr. Davison’s All Other Compensation includes $345,000 of severance, $27,746 of COBRA payments associated with his termination, $1,500 of wellness benefits, and $802 of group term life insurance paid through his termination date.

Grants of Plan-Based Awards
The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended September 30, 2021:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards (4)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)
Scipio Maximus	11/27/2020	—	—	—	84,460	168,920	196,792	196,792	$2,283,961
Carnecchia	1/21/2021	$81,000	$450,000	$900,000	—	—	—	—	—
Frank Teruel	7/19/2021	—	—	—	—	—	—	65,971	$1,200,012
Jeffrey C. Davison	N/A	—	—	—	—	—	—	—	—
Michael E. Diamond	11/27/2020	—	—	—	14,781	29,562	34,439	34,439	$399,698
	1/21/2021	$27,450	$152,500	$305,000	—	—	—	—	—
Jason L. Gray	11/27/2020	—	—	—	13,408	26,816	31,241	31,241	$362,582
	1/21/2021	$28,575	$158,750	$317,500	—	—	—	—	—
Stephen J. Ritter	11/27/2020	—	—	—	12,669	25,338	29,519	29,519	$342,596
	1/21/2021	$32,401	$180,007	$360,015	—	—	—	—	—
(1)Messrs. Carnecchia, Diamond, Gray and Ritter were participants in the 2021 Cash Incentive Plan and were eligible to receive cash bonuses based upon the achievement of certain corporate performance goals as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)This column sets forth the number of shares of common stock underlying the RSUs and PSUs that were granted to the Named Executive Officers. If the Named Executive Officers do not satisfy the performance-based vesting conditions with respect to such PSU awards, such awards will not vest, and the Named Executive Officers will not receive any shares of Common Stock with respect to such awards. Once the performance-based vesting condition is achieved and the time-based vesting periods are complete, the full amount of the RSUs and PSUs will become vested and payable to the Named Executive Officers. See section titled “Equity-Based Incentives” and footnote (3) below for further information.
(3)RSUs and PSUs were granted to Messrs. Carnecchia, Diamond, Gray and Ritter on November 27, 2020. 50% of the grant value was designated as RSUs and 50% of the grant value designated as PSUs. The RSUs will vest 25% of the shares over four years on each one-year anniversary of the date of grant. The PSUs will vest in equal annual installments over a period of three years from the date of grant should certain performance metrics be achieved during the applicable Performance Period. The performance metrics with respect to the vesting of the PSUs are tied to the percentage increase in the value of our common stock as compared to the percentage increase in the value of the Russell 2000 Index during the applicable Performance Period. In order to make a determination as to whether the annual performance criteria is met, the Company reviews a hypothetical investment in both our common stock and the Russell 2000 Index with a purchase price equal to the average closing price of each for the 20-trading days immediately preceding the start of the applicable Performance Period. At the end of the applicable Performance Period, the value of the hypothetical investments is determined by assuming the sale of each based on the average closing price of each from the immediately preceding 20-trading days. The percentage change is determined by comparing the increase in value to the starting investment. To the extent that our common stock performance is less than equal to, but at least 85% of, the performance of the Russell 2000 Index, a pro-rata portion of the shares will be vested. To the extent that our common stock performance is greater than 100% of the performance of the Russell 2000 Index, a pro-rata portion of additional shares will vest. Additionally, a portion of the PSUs may vest during a later Performance Period if the cumulative percentage increase in value of our common stock measured over the current and all previous Performance Periods exceeds the cumulative percentage increase in value of the Russell 2000 Index.
(4)The amounts disclosed in the “Grant Date Fair Value of Stock and Option Awards” column are equal to the aggregate grant date fair value of each RSU and PSU award computed in accordance with ASC Topic 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 6 to our financial statements included in our Form 10-K filed with the SEC on December 13, 2021.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table
For a narrative discussion of the Summary Compensation Table and the Grants of Plan-Based Awards table, see the footnotes to the tables as well as the Compensation Discussion and Analysis of this Proxy Statement. In addition, below is a description of the material compensation-related terms of all employment arrangements in effect during the fiscal year ended September 30, 2021 with our named executive officers, including annual base salaries during the fiscal year ended September 30, 2021 as well as their current annual base salaries. For a description of the payments and benefits that would be provided to our named executive officers in connection with a termination of their employment or a change of control, see the section below entitled “Potential Payments Upon Termination or Change of Control.”

Scipio "Max" Carnecchia

In November 2018, we entered into an executive employment agreement with Scipio Maximus Carnecchia, our CEO. Mr. Carnecchia’s annual base salary for our 2021 fiscal year was $450,000 and his current annual base salary is $463,500. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Carnecchia is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Frank Teruel
In June 2021, we entered into a letter agreement with Frank Teruel, our CFO. Mr. Teruel’s annual base salary during our 2021 fiscal year was $360,000 and his current annual base salary is $360,000. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Teruel is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Jeffrey C. Davison
In June 2017, we entered into a letter agreement with Jeffrey C. Davison, our former CFO. Prior to his separation from the Company, Mr. Davison’s annual base salary during our 2021 fiscal year was $343,500. He was eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Davison was also entitled to receive certain severance payments and benefits in the event that his employment was terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Michael E. Diamond
In June 2012, we entered into a letter agreement with Michael E. Diamond, our GM. Mr. Diamond’s annual base salary during our 2021 fiscal year was $305,000 and his current annual base salary is $314,150. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Diamond is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Jason L. Gray

In March 2016, we entered into a letter agreement with Jason L. Gray, our CLO and Chief Compliance Officer. Mr. Gray’s annual base salary during our 2021 fiscal year was $317,500 and his current annual base salary is $317,500. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Gray is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Stephen J. Ritter
In January 2016, we entered into a letter agreement with Stephen J. Ritter, our CTO. Mr. Ritter’s annual base salary during our 2021 fiscal year was $300,012 and his current annual base salary is $309,000. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees.

Mr. Ritter is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by our named executive officers as of September 30, 2021:

Outstanding Equity Awards at Fiscal Year-End
	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock Not Yet Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)
Scipio Maximus Carnecchia	64,414	(3)	26,525	—	9.50	11/6/2028	—		—
	37,235	(4)	44,005	—	9.50	11/6/2028	—		—
	—	(5)	—	800,000	9.50	11/6/2028	—		—
	—		—	—	—	—	23,685	(6)	438,173
	—		—	—	—	—	35,527	(7)	657,250
	—		—	—	—	—	82,509	(8)	1,526,417
							84,460	(9)	1,562,510
							112,332	(10)	2,078,142
Frank Teruel	—		—	—	—	—	65,971	(11)	1,220,464
Michael E. Diamond	—		—	—	—	—	4,361	(12)	80,679
	6,846	(13)	1,370	—	8.60	11/15/27	—		—
	42,943	(3)	17,683	—	9.50	11/06/28	—		—
	—		—	—	—	—	15,790	(6)	292,115
	—		—	—	—	—	23,206	(14)	429,311
	—		—	—	—	—	24,753	(15)	457,931
	—		—	—	—	—	14,781	(9)	273,449
	—		—	—	—	—	19,658	(10)	363,673
Jason L. Gray	—		—	—	—	—	4,361	(12)	80,679
	31,491	(13)	1,370	—	8.60	11/15/27	—		—
	21,471	(3)	8,842	—	9.50	11/06/28	—		—
	—		—	—	—	—	7,896	(6)	146,076
	—		—	—	—	—	16,760	(14)	310,060
	—		—	—	—	—	17,878	(15)	330,743
	—		—	—	—	—	13,408	(9)	248,048
	—		—	—	—	—	17,833	(10)	329,911
Stephen J. Ritter	—		—	—	—	—	8,721	(12)	161,339
	62,982	(13)	2,739	—	8.60	11/15/27	—		—
	21,471	(3)	8,842	—	9.50	11/06/28	—		—
	—		—	—	—	—	7,896	(6)	146,076
	—		—	—	—	—	12,893	(14)	238,521
	—		—	—	—	—	13,752	(15)	254,412
	—		—	—	—	—	12,669	(9)	234,377
	—		—	—	—	—	16,850	(10)	311,725
(1)The option awards expire 10 years from the date of grant, and may be subject to earlier expiration in connection with a termination of employment.
(2)The closing price of our common stock on the NASDAQ Capital Market as of September 30, 2021 was $18.50 per share.

(3)The shares subject to the option award vested over a period of four years from November 6, 2018, the date of grant, with 25% of the shares subject to the award having vested on the first anniversary of the date of grant and the remaining shares subject to such option vesting in equal monthly installments thereafter, and will be fully vested on November 6, 2022.
(4)The shares subject to the option award vested over a period of five years from November 6, 2018, the date of grant, with 25% of the shares subject to the award having vested on the first anniversary of the date of grant and the remaining shares subject to such option vesting in equal monthly installments thereafter, and will be fully vested on November 6, 2023.
(5)The shares subject to the performance equity award vest upon the closing market price of the Company’s common stock achieving certain predetermined levels and Mr. Carnecchia’s serving as the CEO of the Company for at least three years.
(6)The shares subject to the RSU award vested over a period of four years from November 6, 2018, the date of grant, with 25% of the shares subject to the award having vested on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 6, 2022.
(7)The shares subject to the RSU award vested over a period of five years from November 6, 2018, the date of grant, with 25% of the shares subject to the award vesting on the second anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 6, 2023.
(8)The shares subject to the PSU award vest over a period of four years from March 20, 2020, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments on the second and third anniversaries of the date of grant. The shares are also subject to an additional one-year vesting period and will be fully vested on March 20, 2024.
(9)The shares subject to the RSU award vest over a period of four years from November 27, 2020, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal installments, and will be fully vested on November 27, 2024.
(10)The shares subject to the PSU award vest over a period of three years from November 27, 2020, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 27, 2023.
(11)The shares subject to the RSU award vest over a period of four years from July 19, 2021, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on July 19, 2025.
(12)The shares subject to the RSU award vested over a period of four years from November 15, 2017, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and were fully vested on November 15, 2021.
(13)The shares subject to the option award vested over a period of four years from November 15, 2017, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments, and were fully vested on November 15, 2021.
(14)The shares subject to the RSU award vest as follows: 37.5% on the one-year anniversary of the date of grant of March 20, 2020, 12.5% on November 14, 2021, and 25% on each of November 14, 2022 and 2023.
(15)The shares subject to the PSU award vest over a period of three years from March 20, 2020, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on March 20, 2023.

Option Exercises and Stock Vested
The following table sets forth information regarding exercise of option awards and vesting of shares underlying RSUs for our named executive officers for the fiscal year ended September 30, 2021:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Scipio Maximus Carnecchia	—	$—	23,684	$349,576
Frank Teruel	—	—	—	—
Jeffrey C. Davison(4)	39,319	251,657	65,156	1,111,405
Michael E. Diamond	24,645	130,619	46,055	675,269
Jason L. Gray	—	—	31,052	455,854
Stephen J. Ritter	—	—	52,279	722,742
(1)The value realized equals the number of shares acquired on exercise multiplied by the difference between the per share closing price of the Company’s common stock on the date of exercise and the per share exercise price of the option.
(2)Amounts include shares tendered to us for payment of payroll tax obligations.
(3)The value realized equals the number of shares vested multiplied by the per share closing price of the Company’s common stock on the date of vesting.
(4)Includes Mr. Davison’s options that were exercised following his separation from the Company on June 30, 2021.
Potential Payments Upon Termination or Change of Control

Scipio Maximus Carnecchia

On November 6, 2018, we entered into an Executive Employment Agreement with Scipio Maximus Carnecchia ( the “Carnecchia Employment Agreement”).

Under the terms of the Carnecchia Employment Agreement, if Mr. Carnecchia’s employment with the Company is terminated by the Company without “cause” or by Mr. Carnecchia for “good reason” (each as defined in the Carnecchia Employment Agreement), in each case, other than in connection with a Change of Control, then as long as Mr. Carnecchia signs a release of any claims against the Company, he will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to 100% of his base salary as of his termination date; (iii) a lump-sum cash amount equal to the value of twelve (12) months of COBRA continuation coverage; (iv) all equity awards granted to him will be treated as set forth in the applicable award agreements and plan documents to which such equity awards are subject; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.

Pursuant to the Carnecchia Employment Agreement, if Mr. Carnecchia’s employment with the Company is terminated without “cause” or for “good reason” at any time two months prior to or within 24 months after a Change of Control, then as long as Mr. Carnecchia signs a release of any claims against the Company, he will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to 200% of his base salary as of his termination date; (iii) a lump-sum cash amount equal to the value of twenty-four (24) months of COBRA continuation coverage; (iv) (A) all non-performance equity awards granted to him will vest and become immediately exercisable, (B) (1) any time vesting requirement of any performance equity awards shall be deemed to be satisfied and (2) the share price for determining whether the performance vesting requirement of any performance equity awards has been satisfied shall be the per share price payable to the stockholders of the Company in connection with the Change of Control, and (C) any restrictions of any kind imposed by the Company or any Company equity award plan or equity award agreement that relate to any equity securities or equity awards held by Mr. Carnecchia will lapse; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.

The timing of severance payments and benefits under the Carnecchia Employment Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A.
Frank Teruel
On May 10, 2021, we entered into an Executive Severance and Change of Control Plan with Frank Teruel, our Chief Financial Officer (the “Teruel Severance Plan”).

Under the terms of the Teruel Severance Plan, if we terminate Mr. Teruel’s employment without Cause (as defined below) or if Mr. Teruel terminates his employment for Good Reason (as defined below), Mr. Teruel will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Teruel’s annual base salary then in effect; and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Teruel and his dependents.
In addition, the Teruel Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminates Mr. Teruel’s employment without Cause or if Mr. Teruel terminates his employment with the Company for Good Reason, Mr. Teruel will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Teruel’s annual base salary then in effect; (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Teruel and his dependents; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Teruel.
The timing of severance payments and benefits under the Teruel Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A.
Jeffrey C. Davison
On February 27, 2018, we entered into an Amended and Restated Executive Severance and Change of Control Plan with Jeffrey C. Davison, our former Chief Financial Officer (the “Davison Severance Plan”), which is retroactively effective for all purposes as of June 21, 2017, the date of Mr. Davison’s original severance plan.
Under the terms of the Davison Severance Plan, if we terminate Mr. Davison’s employment without Cause (as defined below) or if Mr. Davison terminates his employment for Good Reason (as defined below), Mr. Davison will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Davison’s annual base salary then in effect; and (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Davison and his dependents.
In addition, the Davison Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminates Mr. Davison’s employment without Cause or if Mr. Davison terminates his employment with the Company for Good Reason, Mr. Davison will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Davison’s annual base salary then in effect; (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Davison and his dependents; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Davison.
As previously disclosed by the Company, Mr. Davison separated from the Company on June 30, 2021. The payments reflected in the table below are the amounts actually received by Mr. Davison in connection with his separation from the Company (as further described below) and such payments were not characterized as “excess parachute payments” within the meaning of Section 280G and therefore not subject to a gross-up.
Michael E.  Diamond
On August 10, 2017, we entered into an Executive Severance and Change of Control Plan with Michael E. Diamond, our General Manager (the “Diamond Severance Plan”).
Under the terms of the Diamond Severance Plan, if we terminate Mr. Diamond’s employment without Cause (as defined below) or if Mr. Diamond terminates his employment for Good Reason (as defined below), Mr. Diamond will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Diamond’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Diamond and his dependents, excluding any flexible spending account.
In addition, the Diamond Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminates Mr. Diamond’s employment without Cause or if Mr. Diamond terminates his employment with the Company for Good Reason, Mr. Diamond will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Diamond’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Diamond and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Diamond.
The timing of severance payments and benefits under the Diamond Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Diamond Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Diamond to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.
Jason L. Gray
On August 10, 2017, we entered into an Executive Severance and Change of Control Plan with Jason L. Gray, our Chief Legal Officer (the “Gray Severance Plan”).
Under the terms of the Gray Severance Plan, if we terminated Mr. Gray’s employment without Cause (as defined below) or if Mr. Gray terminated his employment for Good Reason (as defined below), Mr. Gray would be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Gray’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Gray and his dependents, excluding any flexible spending account.
In addition, the Gray Severance Plan provided that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminated Mr. Gray’s employment without Cause or if Mr. Gray terminated his employment with the Company for Good Reason, Mr. Gray would be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Gray’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Gray and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Gray.
The timing of severance payments and benefits under the Gray Severance Plan can be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Gray Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Gray to the extent necessary to ensure that he would not have received any “excess parachute payments” under Section 280G.
Stephen J. Ritter
On August 10, 2017, we entered into an Executive Severance and Change of Control Plan with Stephen J. Ritter, our Chief Technology Officer (the “Ritter Severance Plan”).
Under the terms of the Ritter Severance Plan, if we terminate Mr. Ritter’s employment without Cause (as defined below) or if Mr. Ritter terminates his employment for Good Reason (as defined below), Mr. Ritter will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Ritter’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Ritter and his dependents, excluding any flexible spending account.
In addition, the Ritter Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminates Mr. Ritter’s employment without Cause or if Mr. Ritter terminates his employment with the Company for Good Reason, Mr. Ritter will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Ritter’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Ritter and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Ritter.
The timing of severance payments and benefits under the Ritter Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Ritter Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Ritter to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.

For purposes of each of the foregoing severance plans:
•“Cause” generally means: (i) any material failure on the part of the executive to faithfully and professionally carry out his duties, subject to a 10-day cure period; (ii) the executive’s dishonesty or other willful misconduct (or in the case of the Carnecchia Employment Agreement, other misconduct), if such dishonesty or other willful misconduct (or in the case of the Carnecchia Employment Agreement, other misconduct), is intended to or likely to materially injure the business of the Company (and in the case of the Carnecchia Employment Agreement, materially injure the reputation of the Company); (iii) the executive’s conviction of any felony or of any other crime involving moral turpitude; (iv) the executive’s insobriety or illegal use of drugs, chemicals or controlled substances in the course of performing his duties and responsibilities or otherwise materially affecting his ability to perform the same; and (v) any wanton or willful dereliction of duties by the executive. In addition to the foregoing, under the Carnecchia Employment Agreement, “Cause” also means the executive’s material breach of any written agreement with the Company or any of its affiliates or material violation of the Company’s Standards of Business Conduct or any other material written policy of the Company.
•“Good Reason” generally means: (i) the Company’s breach of any of the material terms of the severance plan; (ii) the Company’s relocating its offices at which the executive is initially principally employed to a location more than 50 miles from both the executive’s residence and the offices of the Company (or in the case of the Carnecchia Employment Agreement, outside of the United States or outside of San Diego County), and that reassignment materially and adversely affects the executive’s commute and the executive is required to commute to such location without the executive’s written consent; (iii) a material diminution in the executive’s duties or responsibilities or conditions of employment (or in the case of the Carnecchia Employment Agreement, title); from those in effect on the effective date of the severance plan; (iv) any reductions which, in the aggregate, are more than 10% of the executive’s base salary in effect when any reduction is first imposed without the executive’s consent (other than such a reduction or reductions applicable generally to other senior executives of the Company) (or in the case of the Carnecchia Employment Agreement, a reduction of Mr. Carnecchia’s base salary or reduction of Mr. Carnecchia’s target bonus percentage without his consent); provided, however, that the executive must provide the Company with written notice of the executive’s intent to terminate his employment and a description of the event which the executive believes constitutes Good Reason within 60 days after the initial existence of the event, subject to a 30-day cure period in favor of the Company, and if the default is not cured, the executive must terminate within 90 days of the end of the cure period.
•“Change of Control” generally means the occurrence of any of the following events: (i) any person or group (within the meaning of Section 13(d) or 14(d), as applicable, of the Exchange Act) (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the voting power of our then outstanding securities (“Company Voting Securities”); (ii) the consummation of a share exchange or a merger or consolidation of the Company, where the Persons who were the beneficial owners of Company Voting Securities outstanding immediately prior to such transaction do not beneficially own more than 50% of the voting securities of the Company or the Acquiring Company (as defined in the applicable agreement) immediately after such transaction in substantially the same proportions as their ownership of Company Voting Securities immediately prior to such transaction; (iii) a sale or other disposition of all or substantially all of our assets; or (iv) such time as the Continuing Directors (as defined in the applicable agreement Severance Plan) do not constitute at least a majority of the Board (or, if applicable, of the board of directors of a successor to the Company).
The table below estimates the amount of compensation and benefits to be provided to each of our named executive officers in the event of termination of such executive’s employment under certain circumstances. These amounts are estimates of the amounts that would be paid or provided to the executives upon termination of employment or a change of control had the termination occurred on September 30, 2021, the last business day of the fiscal year end. The actual amounts can only be determined at the time of such executive’s separation from the Company.
In the table below, the assumed payouts for the accelerated vesting of stock options were calculated by taking the difference between the exercise price of the unvested in-the-money stock option and $18.50, which was the per share closing price of our common stock on the NASDAQ Capital Market as of September 30, 2021, and multiplying that by the number of stock options which would become vested if the change of control had occurred on September 30, 2021. The assumed payouts for the accelerated vesting of RSUs were calculated by multiplying $18.50 by the number of shares of common stock underlying RSUs that would have vested if the change of control had occurred on September 30, 2021. These assumed payouts are determined for SEC disclosure purposes only and are not necessarily indicative of the actual benefit the executive would receive.

Name	Benefit	Involuntary Termination by the Company Without Cause or Resignation for Good Reason		Change of Control Termination Without Cause or Resignation for Good Reason
Scipio Maximus Carnecchia	Base Salary	$450,000	(1)	$900,000	(2)
	Equity Plans	—		10,492,702	(3)
	Health Benefits	27,746	(4)	55,491	(5)
Frank Teruel	Base Salary	180,000	(1)	180,000	(1)
	Equity Plans	—		1,220,464	(6)
	Health Benefits	9,679	(7)	9,679	(7)
Jeffrey C. Davison(12)	Base Salary	384,634		—
	Equity Plans	—		—
	Health Benefits	27,746		—
Michael E. Diamond	Base Salary	305,000	—	305,000	—
	Equity Plans	—		1,248,263	(8)
	Health Benefits	17,594	(4)	17,594	(4)
Jason L. Gray	Base Salary	158,750	(9)	158,750	(9)
	Equity Plans	—		878,004	(10)
	Health Benefits	8,213	(7)	8,213	(7)
Stephen J. Ritter	Base Salary	150,006	(9)	150,006	(9)
	Equity Plans	—		887,006	(11)
	Health Benefits	8,213	(7)	8,213	(7)
(1)Amount represents 100% of the executive’s annual base salary in effect September 30, 2021, unless otherwise noted.
(2)Amount represents twice the amount of the executive’s annual base salary in effect at September 30, 2021.
(3)Amounts do not include performance equity awards, which vest only if Mr. Carnecchia remains CEO of the Company until November 6, 2021 and the closing market price of the Company’s common stock achieves certain predetermined levels (or in the event of a Change of Control, the per share price payable to the stockholders of the Company reaches such predetermined level). Amount represents accelerated vesting of 870,530 unvested in-the-money stock options as of September 30, 2021 and 143,672 unvested RSUs.
(4)Amount represents estimated payments for continued coverage under the Company’s health plans for up to 12 months, unless otherwise noted.
(5)Amount represents estimated payments for continued coverage under the Company’s health plans for up to 24 months.
(6)Amount represents accelerated vesting of 65,971 unvested RSUs as of September 30, 2021.
(7)Amount represents estimated payments for continued coverage under the Company’s health plans for up to six months.
(8)Amount represents accelerated vesting of 19,053 unvested in-the-money stock options as of September 30, 2021 and 58,138 unvested RSUs.
(9)Amount represents 50% of the executive’s annual base salary in effect September 30, 2021.
(10)Amount represents accelerated vesting of 10,212 unvested in-the-money stock options as of September 30, 2021 and 42,425 unvested RSUs.
(11)Amount represents accelerated vesting of 11,581 unvested in-the-money stock options as of September 30, 2021 and 42,179 unvested RSUs.
(12)Amount represents the actual amount received by Mr. Davison in connection with his separation from the Company, as provided for in the Agreement and General Release of Claims, dated June 29, 2021 between Mr. Davison and the Company including: (i) $39,634 in accrued base salary and unused, but accrued paid time off; (ii) $345,000, reflecting a lump sum cash amount equal to Mr. Davison’s annual base salary; (iii) $27,746 (net amount), reflecting a lump sum cash amount equal to 12 times the amount Mr. Davison would be required to pay for one month of continuation coverage under the Company’s health plans for Mr. Davison and his dependents, and (iv) $154,575 in cash representing a pro-rated bonus. Certain of Mr. Davison’s payments were subject to his execution of a general release of the Company.

Compensation Committee Interlocks and Insider Participation
During the 2021 fiscal year, Alex W. “Pete” Hart, Jane Thompson, James C. Hale, Kimberly S. Stevenson, and Donna C. Wells served on the Compensation Committee. None of these directors had at any time been an officer of the Company. During the 2021 fiscal year, no interlocking relationship existed between the Board or the Compensation Committee and the board of directors, compensation committee or human resources committee, as appropriate, of any other entity.

PEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we have prepared the ratio of the annual total compensation of our PEO to the median employee’s annual total compensation. Our PEO on July 31, 2021, the date on which the median employee was calculated, was Scipio Maximus Carnecchia. Mr. Carnecchia’s annualized total compensation for 2021 was $3,461,041. This amount equals Mr. Carnecchia’s compensation as reported in the Summary Compensation Table plus additional amounts that reflect the annualizing of his salary, bonus and other compensation. The median employee’s (excluding the PEO) annual total compensation for 2021 was $99,668. Based on the foregoing, our estimate of the ratio of the annual total compensation of our PEO to the annual total compensation of our median employee was 35 to 1.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, our pay ratio may not be comparable to the pay ratio reported by other companies.
Our PEO to median employee ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions and estimates described below.
In identifying our median employee, we used the annual base salary for each employee included in the Company’s payroll and other compensation records. All compensation amounts were annualized for permanent employees who did not work for the entire year, such as new hires and employees on paid or unpaid leaves of absence. We did not apply any cost-of-living adjustments nor did we use any form of statistical sampling. We captured all employees as of July 31, 2021, consisting of approximately 448 individuals located worldwide (approximately 273 of which are located internationally). We did not exclude any employees from our determination of the median employee.
During fiscal 2021, we paid our non-US employees in local foreign currency, which included Euros, GBPs, and Rubles. Amounts were converted into U.S. Dollars based on applicable exchange rates as of July 31, 2021 for purposes of calculating the CEO to median employee ratio.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of our Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Alex W. “Pete” Hart, Chairman
James C. Hale
Kimberly S. Stevenson
Donna C. Wells

This foregoing report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

ENVIRONMENT, SOCIAL AND GOVERNANCE INITIATIVES
Mitek’s mission is to provide trust and convenience in an increasingly connected world, consistent with our commitment to environmental, social and governance (“ESG”) principles. It comprises specific priorities and commitments we are making, guided by our purpose and values to address various ESG risks and opportunities. Our Board and management believe that operating our business in line with corporate sustainability principles and in a socially and environmentally responsible manner furthers our purpose and creates the greatest value for our stakeholders. Our Nominating Committee oversees the Company’s ESG activities, and our Compensation Committee oversees our human capital management practices. During fiscal 2021, in order to advance our ESG practices, we engaged in discussions with certain stakeholders to obtain their input regarding our ESG priorities and initiatives. Based on such input, we plan to establish a cross-functional ESG committee to help provide stewardship and oversight on our goals and progress, with identified business owners for each significant ESG initiative.
While we continue to develop our plans and programs and the ESG related risks and opportunities are constantly evolving, our ESG priorities center around three imperatives:
1.Doing our part to help sustain the planet
2.Creating a culture of equity and inclusion
3.Conducting business with integrity
Doing our part to help sustain the planet
As climate change continues to advance, we see the effects of rising temperatures and extreme weather events all around us. All of our office space is leased, and in retaining office space we prioritize buildings, such as our San Diego headquarters, that are Leadership in Energy and Environment Design (“LEED”) certified or a local equivalent of such certification in other jurisdictions. While we continue to develop our initiatives, in 2022 we plan to establishing a technology donation program to identify IT and other physical assets that are end of life, collect the equipment, reset where necessary, and donate it to organizations in our local communities.
Creating a culture of equity and inclusion
Mitek believes that a diverse workforce is a stronger workforce, as a wider breadth of thinking and experience broadens the power of our collective mind. We believe this imperative will help to build stronger teams, serve our customers comprehensively, innovate our product developments and solutions, and enable more impactful decision-making across our business. Where talent is concerned, we will always set out to make sure we can find the best talent – and that the best talent finds us.
Recognizing there is more progress to be made — both within Mitek and in our communities — we deepened our commitment to do more to create awareness and to take steps to address inequities.
We will always have more work to do in this area, but we know that our success comes from the pursuit of continuous improvement that is accelerated by diversity itself. In 2021 we advanced and set in motion a number of initiatives:

•Workforce training: building inclusive skills and mindsets for our employees.
•Equity for all: creating and evolving our equitable processes, policies, and practices.
•Giving employees a voice: fostering feedback mechanisms to give a sense of belonging and space for dialogue.
•Recruiting and career advancement: increasing representation and inclusion across all levels.
We initiated programs designed to unify employees and bring them together to foster a larger culture of belonging, where everyone’s ideas are welcome, and all contributions are valued and respected. We sought to progress the hiring of women and other under-represented groups, particularly through outreach to certain target recruiting networks and adoption of a “screening in” approach to diverse candidates.
Conducting business with integrity
Mitek’s Code of Ethics (located at: https://investors.miteksystems.com/corporate-governance) guides how we conduct business consistent with our values. We provide all our employees—from our executive officers to all new hires—with ethics and compliance training. We continually revise our training so it is responsive to evolving risks and to help our employees make the right ethical decisions.
One of the areas where ethical decision-making is most important is in the collection, use and protection of data. We aim to foster responsible and ethical use of data and emerging technologies. We established both an Information Security Management Steering Committee and a Data Governance and Best Practices Committee each comprised of senior executives from our information technology, security, compliance, and legal operations to oversee and manage our data security, ethical data use practices, and risks. The purpose of our Data Governance and Best Practices Committee is to consider data use cases that, while legally permitted, may not meet our standards for maintaining our customers’ trust. One area of particular focus is the collection and utilization of biometric data. For us, this is a means to identify and resolve problems faster and create better employee and customer experiences so they can focus on the more creative and productive parts of their work. The more we can help provide intelligent and intuitive experiences, the more we can help people feel engaged and empowered to do their best work. We understand that with the increased use of data comes more responsibility, and our Data Governance and Best Practices Committee helps to establish a framework for the appropriate use of data to avoid bias and protect personal information.
As caretakers of our customers’ data, we have an important responsibility to protect it. We are focused on, and invest heavily in, security, compliance and privacy to meet industry and regulatory expectations to secure our customers’ data. We focus on continuous education and training to constantly hone our detection and response capabilities. As cybersecurity is often a top operational risk for companies, we are committed to meeting security, compliance, and privacy requirements, especially those mandated by our highly regulated commercial customers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table presents information concerning the beneficial ownership of the shares of our common stock as of January 12, 2022, by:
•each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;
•our named executive officers and current directors; and
•all of our current executive officers and directors as a group.
Information with respect to beneficial ownership is based solely on a review of our capital stock transfer records and on publicly available filings made with the SEC by or on behalf of the stockholders listed below. The address for all executive officers and directors is Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101.
Percentage of beneficial ownership is calculated based on the 44,235,734 shares of common stock outstanding on January 12, 2022. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our common stock within 60 days of January 12, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. The Company is not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of the Company.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner or Identity of Group	Number of Shares		Percent of Class
Greater than 5% Stockholders
Toronado Fund, L.P.	2,438,849	(1)	5.5%
GO UCITS ETF SOLUTIONS PLC	2,988,407	(2)	6.8%
The Vanguard Group	2,350,724	(3)	5.3%
BlackRock, Inc.	2,881,985	(4)	6.5%
Named Executive Officers
Scipio Maximus Carnecchia	1,003,015	(5)	2.2%
Frank Teruel	2,000	(6)	*
Jeffrey C. Davison	96,788	(7)	*
Michael E. Diamond	198,880	(8)	*
Jason L. Gray	146,801	(9)	*
Stephen J. Ritter	234,451	(10)	*
Directors
Bruce E. Hansen	152,683	(11)	*
William K. “Bill” Aulet	55,791	(12)	*
James C. Hale	192,391	(13)	*
Alex W. “Pete” Hart	336,217	(14)	*
Donna C. Wells	31,225	(15)	*
Kimberly S. Stevenson	10,698	(16)	*
Susan J. Repo	5,473	(17)	*
Directors and Executive Officers as a Group (thirteen individuals)	2,466,413		5.4%

*	Less than 1%.
(1)Toronado Fund, L.P. directly holds 2,438,849 shares of common stock. Toronado Partners LLC acts as investment manager for the Toronado Fund, L.P., Toronado Capital Management LLC acts as general partner for Toronado Fund, L.P., and John Stephen Perkins acts as Managing Member of Toronado Partners LLC. Based upon the foregoing, each of Toronado Fund, L.P., Toronado Partners LLC, Toronado Capital Management LLC, and John Stephen Perkins may be deemed to be the beneficial owner of the 2,438,849 shares of common stock. Toronado Fund, L.P. has sole voting and sole dispositive power over the 2,438,849 shares owned. This information is based on a Schedule 13G/A filed on February 12, 2021 with the SEC.

(2)Consists of shares of common stock held by Go UCITS ETC Solutions PLC (“Go ETF Solutions”), located at 2 Grand Canal Square, Dublin 2, Ireland. Go ETF Solutions is organized as an open-ended investment company with variable capital. Go ETF Solutions is structured as an umbrella fund and is comprised of separate sub-funds. Go ETF Solutions LLP and Legal & General Investment Management Limited, each located at One Coleman Street, London, EC2R 5AA (collectively, the “ETF Investment Managers”) are the investment managers for each of the funds. Go ETF Solutions and the Investment Managers hold shared voting power over the 2,988,407 shares of common stock and Go ETF Solutions LLP has sole dispositive power over such shares. This information is based on a Schedule 13G filed on February 11, 2021 with the SEC.
(3)Consists of shares of common stock held by The Vanguard Group, located at 100 Vanguard Blvd., Malvern, PA 19355. The ownership information for The Vanguard Group, Inc. (“Vanguard”) is based on information supplied by Vanguard in a statement on a Schedule 13G/A filed with the SEC on February 10, 2021. Vanguard holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of our shares. Vanguard has shared voting power over 89,413 shares of common stock, sole dispositive power over 2,227,642 shares owned, and shared dispositive power over 123,082 shares owned. This information is based on a Schedule 13G/A filed on February 10, 2021 with the SEC.
(4)Consists of shares of common stock held by BlackRock, Inc. (“BlackRock”), located at 55 East 52nd Street, New York, NY 10055. BlackRock holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of our shares. BlackRock has sole voting power over 2,849,937 shares and sole dispositive power over 2,881,985 shares. This information is based on a Schedule 13G filed on February 2, 2021 with the SEC.
(5)Comprised of (a) 77,843 shares of common stock held directly, (b) 923,172 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 12, 2022 and (c) a maximum of 2,000 shares of common stock that could be issuable pursuant to purchase rights under our ESPP within 60 days of January 12, 2022.
(6)Comprised of a maximum of 2,000 shares of common stock that could be issuable pursuant to purchase rights under our ESPP within 60 days of January 12, 2022.
(7)Comprised of 96,788 shares of common stock held directly as of January 12, 2022.
(8)Comprised of (a) 138,143 shares of common stock held directly, (b) 58,737 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 12, 2022 and (c) a maximum of 2,000 shares of common stock that could be issuable pursuant to purchase rights under our ESPP within 60 days of January 12, 2022.
(9)Comprised of (a) 86,680 shares of common stock held directly, (b) 58,121 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 12, 2022 and (c) a maximum of 2,000 shares of common stock that could be issuable pursuant to purchase rights under our ESPP within 60 days of January 12, 2022.
(10)Comprised of (a) 141,470 shares of common stock held directly, (b) 90,981 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 12, 2022 and (c) a maximum of 2,000 shares of common stock issuable that could be pursuant to purchase rights under our ESPP within 60 days of January 12, 2022.
(11)Comprised of (a) 80,292 shares of common stock held directly and (b) 72,391 shares of common stock subject to RSUs that may become issuable within 60 days of January 12, 2022.
(12)Comprised of (a) 14,535 shares of common stock held directly and (b) 41,256 shares of common stock subject to RSUs that may become issuable within 60 days of January 12, 2022.
(13)Comprised of (a) 80,000 shares of common stock held directly, (b) 40,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 12, 2022 and (c) 72,391 shares of common stock subject to RSUs that may become issuable within 60 days of January 12, 2022.
(14)Comprised of (a) 280,426 shares of common stock held directly and (b) 55,791 shares of common stock subject to RSUs that may become issuable within 60 days of January 12, 2022.
(15)Comprised of (a) 3,141 shares of common stock held directly and (b) 28,084 shares of common stock subject to RSUs that may become issuable within 60 days of January 12, 2022.
(16)Comprised of 10,698 shares of common stock subject to RSUs that may become issuable within 60 days of January 12, 2022.
(17)Comprised of 5,473 shares of common stock subject to RSUs that may become issuable within 60 days of January 12, 2022.
To our knowledge, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s common stock.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information regarding our equity compensation plans as of September 30, 2021, with respect to the shares of common stock that may be issued upon the exercise of options under our existing equity compensation plans and arrangements in effect as of September 30, 2021. The information includes the number of shares covered by and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)(3)(4)
Equity compensation plans approved by security holders(5)	4,556,708	$7.42	3,503,250
(1)The weighted-average exercise price does not take into account 2,411,267 shares of common stock issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)Represents (i) 2,747,497 shares of common stock available for future awards under the 2020 Plan as of September 30, 2021; (ii) 214,888 shares of common stock available for future award under the Director Plan as of September 30, 2021; and (iii) 520,865 shares of common stock available for future award under the Mitek Systems, Inc. Employee Stock Purchase Plan (“ESPP”) as of September 30, 2021.
(3)As of December 31, 2021, the number of securities remaining available for future issuance under equity compensation plans was 2,356,996 shares of common stock comprised of (i) 1,621,243 shares of common stock available for future issuance under the 2020 Plan; (ii) 214,888 shares of common stock available for future award under the Mitek Systems, Inc. Director Plan; and (iii) 520,865 shares of common stock available for future award under the ESPP.
(4)Under the 2020 Plan: (i) every share issued to a participant pursuant to the exercise of a stock option or SAR shall reduce the share reserve by one share and (ii) every share issued to a participant pursuant to an award other than a stock option or SAR shall reduce the share reserve by 1.25 shares.
(5)Comprised of awards granted under the Current Plans, the Director Plan, and the ESPP. There were no awards granted under the Current Plans after the approval of the 2020 Plan by the Company’s stockholders on March 4, 2020. Stock options granted under the Current Plans that were outstanding at such date remain in effect until such options are exercised or expire.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. In March 2021, one Form 4 for each of Messrs. Aulet, Hale, and Hansen and Mses. Stevenson and Wells, in each case related to the annual Board of Directors RSU grant to such persons, were filed late. Based solely on a review of Forms 3, 4 and 5, and amendments thereto, furnished to us and certain written representations that no other reports were required during the 2021 fiscal year, we are not aware of any other director, officer or greater than 10% beneficial owner that failed to file on a timely basis, as disclosed on such forms, reports required by Section 16(a) of the Exchange Act during the 2021 fiscal year.

HOUSEHOLDING OF PROXY MATERIALS
Some brokers, banks and other agents may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement or Form 10-K may have been sent to multiple stockholders in a single household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary or (619) 269-6800. If you would like to receive separate copies of our proxy statement or annual report in the future, or you are receiving multiple copies and would like to receive only one copy per household, contact your broker, bank or other agent, or contact us at the above address and phone number.

PROPOSALS OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2023 proxy statement, a stockholder’s proposal must be received by us not later than the close of business on October 3, 2022 and must otherwise comply with Rule 14a-8 under the Exchange Act. Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in our 2023 proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on December 2, 2022 nor earlier than November 2, 2022; provided, however, that if the date of our next annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
While our Board will consider stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2023 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

OTHER BUSINESS
The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. We are not aware of any matters for action by stockholders at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders. The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of the printing hereof and which may properly come before the Annual Meeting or any adjournment or postponement thereof. The proxy holders intend to vote in accordance with their best judgment on any such matters.
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

San Diego, California	Scipio “Max” Carnecchia
January 14, 2022	Chief Executive Officer

Annex A
FORM OF CERTIFICATE OF AMENDMENT
OF
RESTATED
CERTIFICATE OF INCORPORATION OF MITEK SYSTEMS, INC.

MITEK SYSTEMS, INC., a Delaware corporation (the “Corporation”), does hereby certify that:
FIRST: The name of the Corporation is MITEK SYSTEMS, INC.
SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 29, 1986.
THIRD: The Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 14, 2011, as amended on February 14, 2013 and corrected on September 23, 2014 (collectively, the “Restated Certificate of Incorporation”).
FOURTH: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions amending the Restated Certificate of Incorporation as follows:
1. The first sentence of the fourth paragraph of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is One hundred twenty one Million (121,000,000) shares consisting of One million (1,000,000) shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”), and One hundred twenty million (120,000,000) shares of Common Stock, $0.001 par value per share (the “Common Stock”).”
FIFTH: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.
IN WITNESS WHEREOF, the Corporation has caused this CERTIFICATE OF AMENDMENT to be signed by its President and Chief Executive Officer as of the ___ day of _______ 2022.

MITEK SYSTEMS, INC.

By:
Name: Scipio Maximus Carnecchia Title: Chief Executive Officer
A-1

Annex B

Mitek

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/MITK** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-411-6767** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Mitek Systems, Inc.

Annual Meeting of Stockholders

For Stockholders as of record on January 12, 2022

TIME: Wednesday, March 02, 2022 09:00 AM, Pacific Time

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scipio "Max" Carnecchia, Frank Teruel and Jason L. Gray (each a "Named Proxy" and collectively, the "Named Proxies"), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mitek Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before said meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before said meeting or any adjournment or postponement thereof and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

B-1

Mitek Systems, Inc.

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the following eight directors to serve until the 2023 annual meeting of stockholders and until their respective successors have been elected and qualified:	FOR	WITHHOLD		
	1.01 Scipio "Max" Carnecchia	☐	☐		FOR
	1.02 Scott Carter	☐	☐		FOR
	1.03 Rahul Gupta	☐	☐		FOR
	1.04 James C. Hale	☐	☐		FOR
	1.05 Bruce E. Hansen	☐	☐		FOR
	1.06 Susan J. Repo	☐	☐		FOR
	1.07 Kim S. Stevenson	☐	☐		FOR
	1.08 Donna C. Wells	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve the amendment to the Restated Certficate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000.	☐	☐	☐	FOR
3.	To ratify the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending Septermber 30, 2022.	☐	☐	☐	FOR
4.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement.	☐	☐	☐	FOR

Note: In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

☐ **To attend the meeting and vote your shares in person, please mark this box.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date

ANNUAL MEETING OF MITEK SYSTEMS, INC. Date: March 4, 2020 Time: 9:00 AM PST Place: Mitek, 600 B. Street, Suite 100, San Diego, CA. 92101 Please make your marks like this: Use dark black pencil or pen only The Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4. 1: To elect the following seven directors to serve until our 2021 annual meeting of stockholders and until their respective successors have been elected a
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